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PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 5, 2004)

Filed pursuant to Rule 424(b)(5)
Registration No. 333-117205

APEX SILVER MINES LIMITED

378,914 Ordinary Shares

        We are offering 378,914 ordinary shares, par value $0.01 per share, directly to San Cristobal Transportadora de Electricidad S.A., a wholly-owned subsidiary of Ingelec S.A., as an advance for the design and construction of a power line to supply power to our San Cristobal Project. We will not receive any cash proceeds from the issuance of the shares. See "Plan of Distribution."

        Our ordinary shares are listed on the American Stock Exchange under the symbol "SIL." On September 13, 2005, the last reported sales price of the ordinary shares on the AMEX composite index was $14.70.

        Investing in our securities involves significant risks. See "Risk Factors" beginning on page S-1 of this prospectus supplement and on page 8 of the related prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price*	$14.70	$5,570,037

*
The price shown is the closing price of our ordinary shares on September 13, 2005. We will not receive any cash proceeds from the offering of the shares. The shares are being issued by us directly to San Cristobal Transportadora de Electricidad S.A., a wholly-owned subsidiary of Ingelec S.A., as an advance for the design and construction of a power line to supply power to our San Cristobal Project.

The date of this prospectus supplement is September 15, 2005.

Prospectus Supplement

RISK FACTORS
FORWARD-LOOKING STATEMENTS
OUR BUSINESS
USE OF PROCEEDS
PRICE RANGE OF OUR ORDINARY SHARES
PLAN OF DISTRIBUTION
CERTAIN TAX CONSIDERATIONS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
Prospectus

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES LAWS
FORWARD-LOOKING STATEMENTS
SUMMARY
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF PREFERENCE SHARES
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF ORDINARY SHARES
DESCRIPTION OF WARRANTS
DESCRIPTION OF ORDINARY SHARE PURCHASE RIGHTS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS

i

RISK FACTORS

        An investment in our ordinary shares involves a high degree of risk. Before investing in our ordinary shares, you should consider carefully, in addition to the other information contained in, or incorporated by reference into, this prospectus supplement or the related prospectus, the risks related to this offering set forth below, and the risks described in "Risk Factors" on page 8 in the related prospectus. The risks we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business. In addition to historical information, the information in this prospectus supplement and the related prospectus contains "forward-looking" statements about our future business and performance. Our actual operating results and financial performance may be very different from what we expect as of the date of this prospectus.

We have no history of production.

        We have no history of producing silver or other metals. The development of our San Cristóbal Project will require the construction or rehabilitation and operation of mines, processing plants and related infrastructure. As a result, we are subject to all of the risks associated with establishing new mining operations and business enterprises. There can be no assurance that we will successfully establish mining operations or profitably produce silver or other metals at any of our properties.

We have a history of losses and we expect losses to continue for at least the next three years.

        As an exploration and development company that has no production history, we have incurred losses since our inception, and we expect to continue to incur additional losses for at least the next three years. As of June 30, 2005, we had an accumulated deficit of $105.3 million. There can be no assurance that we will achieve or sustain profitability in the future.

The calculation of our reserves and other mineralization is subject to significant estimates.

        Unless otherwise indicated, reserves and other mineralization figures presented in our filings with the SEC, press releases and other public statements that may be made from time to time are based on estimates of contained silver and other metals made by independent geologists or our own personnel. These estimates are imprecise and depend on geological interpretation and statistical inferences drawn from drilling and sampling which may prove to be unreliable. There can be no assurance that:

  •
  these estimates will be accurate;

  •
  reserves and other mineralization figures will be accurate; or

  •
  reserves or mineralization could be mined and processed profitably.

        Since we have not commenced production on any of our properties, reserves and other mineralization estimates may require adjustments or downward revisions based on actual production experience. Extended declines in market prices for silver, zinc and lead may render portions of our reserves uneconomic and result in reduced reported reserves. Any material reductions in estimates of our reserves and other mineralization, or of our ability to extract these reserves or mineralization, could have a material adverse effect on our results of operations, financial condition and cash flows.

        We have not established the presence of any proven or probable reserves at any of our mineral properties other than the San Cristóbal project. There can be no assurance that subsequent testing or future feasibility studies will establish additional reserves at our properties. The failure to establish additional reserves could restrict our ability to successfully implement our strategies for long term growth beyond the San Cristóbal project.

The San Cristóbal Project is subject to risks including delays in completion and we may be unable to achieve anticipated production volume or manage cost increases.

        Completion of the development of the San Cristóbal Project is subject to various factors, including the availability, terms, conditions and timing of acceptable arrangements for financing, transportation, construction and smelting; required government approvals, and the performance of our engineering and construction contractors, mining contractor, suppliers and consultants. The lack of availability on acceptable terms or the delay in any one or more of the other items listed above could also delay or prevent the development of San Cristóbal as currently planned. Further, completion of the development of the San Cristóbal Project may be compromised in the event of a prolonged decline in price levels for silver and zinc. There can be no assurance:

  •
  when or whether the San Cristóbal Project will be completed;

  •
  whether the resulting operations will achieve the anticipated production volume; or

  •
  that the construction costs and ongoing operating costs associated with the development of the San Cristóbal Project will not be higher than anticipated.

        We have never developed or operated a mine or managed a significant mine development project. We cannot assure you that the development of San Cristóbal will be completed at the cost and on the schedule predicted, or that silver, zinc and lead grades and recoveries, production rates or anticipated capital or operating costs will be achieved.

        If the actual cost to complete the development of the San Cristóbal Project is significantly higher than currently expected, there can be no assurance that we will have enough funds to cover these costs or that we would be able to obtain alternative sources of financing to cover these costs. Unexpected cost increases, reduced silver and zinc prices or the failure to obtain necessary project financing on acceptable terms to commence or complete the development of the San Cristóbal Project on a timely basis, or to achieve anticipated production capacity, could have a material adverse effect on our future results of operations, financial condition and cash flows.

        The successful development of the San Cristóbal Project is also subject to the other risk factors described herein.

We depend on a single mining project.

        We anticipate that the majority, if not all, of any revenues for the next few years and beyond will be derived from the sale of metals mined at the San Cristóbal project. Therefore, if we are unable to complete and successfully mine the San Cristóbal project, our ability to generate revenue and profits would be materially adversely affected.

Our success will depend on our ability to manage our growth.

        As we increase our development activity at San Cristóbal, we are experiencing significant growth in our operations, which we expect to continue and accelerate over the next several years now that construction has commenced and we anticipate the commencement of production in 2007. This growth has created and will continue to create new positions and responsibilities for management personnel and will substantially increase demands on our operating and financial systems. There can be no assurance that we will successfully meet these demands and manage our anticipated growth.

Our profitability will be affected by changes in the prices of metals.

        Our profitability and long-term viability depend, in large part, on the market price of silver, zinc, lead and other metals. The market prices for these metals are volatile and are affected by numerous factors beyond our control, including:

  •
  global or regional consumption patterns;

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  supply of, and demand for, silver, zinc, lead and other metals;

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  speculative activities;

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  expectations for inflation; and

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  political and economic conditions.

        The aggregate effect of these factors on metals prices is impossible for us to predict. Decreases in metals prices have delayed, and could in the future adversely affect, our ability to finance the development of the San Cristóbal Project and the exploration and development of our other properties, which would have a material adverse effect on our financial condition and results of operations, cash flows. There can be no assurance that metals prices will not decline.

        The following table sets forth for the periods indicated (1) the Comex nearby active silver futures contract's high and low price of silver in U.S. dollars per troy ounce and (2) the London Metals Exchange's high and low settlement prices of zinc and lead in U.S. dollars per pound.

	Silver		Zinc		Lead
Year
	High	Low	High	Low	High	Low
2000	5.57	4.62	0.58	0.46	0.26	0.18
2001	4.83	4.03	0.48	0.33	0.24	0.20
2002	5.13	4.22	0.42	0.33	0.24	0.18
2003	5.99	4.35	0.46	0.34	0.34	0.19
2004	8.29	5.49	0.56	0.42	0.45	0.29
2005*	7.57	6.41	0.66	0.54	0.45	0.37

*
Through September 13, 2005

        The closing prices of silver, zinc and lead on September 13, 2005 were $6.95 per troy ounce, $0.63 per pound and $0.40 per pound, respectively.

We may not be successful in hedging against price, currency and interest rate fluctuations and may incur mark to market losses and lose money through our hedging programs.

        We have engaged in limited metals trading activities to hedge against commodity and base metals price risks, using puts and calls. We are in the process of securing additional project debt financing for the San Cristóbal Project and in connection with that financing we will be required to utilize various price hedging techniques to hedge a limited amount of the metals we produce at San Cristóbal. The level of hedging we are required to maintain in the future will be determined based on negotiations with our lenders.

        We may also engage in activities to hedge the risk of exposure to currency and interest rate fluctuations related to the development of the San Cristóbal Project in Bolivia or to exploration or development in other countries in which we incur substantial expenditures. Further, terms of our financing arrangements may require us to hedge against these risks.

        There can be no assurance that we will be able to successfully hedge against price, currency and interest rate fluctuations. In addition, our ability to hedge against zinc and lead price risk in a timely manner may be adversely affected by the smaller volume of transactions in both the zinc and lead markets. Further, there can be no assurance that the use of hedging techniques will always be to our benefit. Hedging instruments that protect against market price volatility may prevent us from realizing the benefit from subsequent increases in market prices with respect to covered production, which would limit our revenues and profits. Hedging contracts also are subject to the risk that the other party may be unable or unwilling to perform its obligations under these contracts. Any significant nonperformance could have a material adverse effect on our financial condition, results of operations and cash flows.

The exploration of mineral properties is highly speculative in nature, involves substantial expenditures and is frequently non-productive.

        Our future growth and profitability will depend, in part, on our ability to identify and acquire additional mineral rights, and on the costs and results of our continued exploration and development programs. Competition for attractive mineral exploration properties is intense. Our strategy is to expand our reserves through a broad program of exploration. Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

  •
  establish ore reserves through drilling and metallurgical and other testing techniques;

  •
  determine metal content and metallurgical recovery processes to extract metal from the ore; and

  •
  construct, renovate or expand mining and processing facilities.

        If we discover ore, it usually takes several years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production may change. As a result of these uncertainties, there can be no assurance that we will successfully acquire additional mineral rights, or that our exploration programs will result in new proven and probable reserves in sufficient quantities to justify commercial operations in any of our properties, other than the San Cristóbal project.

        We consider from time to time the acquisition of operating or formerly operating mines. Our decisions to acquire these properties are based on a variety of factors including historical operating results, estimates of and assumptions about future reserves, cash and other operating costs, metals prices and projected economic returns, and evaluations of existing or potential liabilities associated with the property and its operation. Other than historical operating results, all of these may differ significantly from our estimates and assumptions. In addition, there is intense competition for attractive properties. Accordingly, there is no assurance that our acquisition efforts will result in profitable mining operations.

Our profitability depends, in part, on actual economic returns and actual costs of developing mines, which may differ significantly from our estimates and involve unexpected problems and delays.

        None of our mineral properties, including the San Cristóbal project, has an operating history upon which we can base estimates of future cash operating costs. Our decision to develop the San Cristóbal Project is based on feasibility studies. Decisions about the development of other projects in the future may also be based on feasibility studies. Feasibility studies derive estimates of reserves and operating costs and project economic returns. Estimates of economic returns are based, in part, on assumptions about future metals prices. Our profitability will be affected by changes in the price of metals. Feasibility studies derive estimates of average cash operating costs based upon, among other things:

  •
  anticipated tonnage, grades and metallurgical characteristics of ore to be mined and processed;

  •
  anticipated recovery rates of silver and other metals from the ore;

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  cash operating costs of comparable facilities and equipment; and

  •
  anticipated climatic conditions.

        Actual cash operating costs, production and economic returns may differ significantly from those anticipated by our studies and estimates.

        There are a number of uncertainties inherent in the development and construction of any new mine, including the San Cristóbal project. These uncertainties include:

  •
  the timing and cost, which can be considerable, of the construction of mining and processing facilities;

  •
  the availability and cost of skilled labor, power, water and transportation;

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  the availability and cost of appropriate smelting and refining arrangements;

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  the need to obtain necessary environmental and other governmental permits, and the timing of those permits; and

  •
  the availability of funds to finance construction and development activities.

        The costs, timing and complexities of mine construction and development are increased by the remote location of many mining properties, like the San Cristóbal project. It is common in new mining operations to experience unexpected problems and delays during development, construction and mine start-up. In addition, delays in the commencement of mineral production often occur. Accordingly, there is no assurance that our future development activities will result in profitable mining operations.

Title to our mineral properties may be challenged.

        Our policy is to seek to confirm the validity of our rights to title to, or contract rights with respect to, each mineral property in which we have a material interest. However, we cannot guarantee that title to our properties will not be challenged. Title insurance generally is not available, and our ability to ensure that we have obtained secure claim to individual mineral properties or mining concessions may be severely constrained. We have not conducted surveys of all of the claims in which we hold direct or indirect interests and, therefore, the precise area and location of these claims may be in doubt. Accordingly, our mineral properties may be subject to prior unregistered agreements, transfers or claims, and title may be affected by, among other things, undetected defects. In addition, we may be unable to operate our properties as permitted or to enforce our rights with respect to our properties.

We may lose rights to properties if we fail to meet payment requirements or development or production schedules.

        We derive the rights to some of our mineral properties, including some of our principal properties at the San Cristóbal project, from leaseholds or purchase option agreements which require the payment of rent or other installment fees. In addition, we must make annual mining patent payments to the Bolivian government totaling approximately $360,000 to maintain our concessions at San Cristóbal. If we fail to make these payments when they are due, our rights to the property may lapse. There can be no assurance that we will always make payments by the requisite payment dates. Some contracts with respect to our mineral properties require development or production schedules. There can be no assurance that we will be able to meet any or all of the development or production schedules. In addition, our ability to transfer or sell our rights to some of our mineral properties requires governmental approvals or third party consents, which may not be granted.

We cannot insure against all of the risks associated with mining.

        The business of mining is subject to a number of risks and hazards, including:

  •
  adverse environmental effects;

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  industrial accidents;

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  labor disputes;

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  technical difficulties due to unusual or unexpected geologic formations;

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  failures of pit walls; and

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  flooding and periodic interruptions due to inclement or hazardous weather conditions.

        These risks can result in, among other things:

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  damage to, and destruction of, mineral properties or production facilities;

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  personal injury;

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  environmental damage;

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  delays in mining;

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  monetary losses; and

  •
  legal liability.

        Although we maintain, and intend to continue to maintain, insurance with respect to our operations and mineral properties within ranges of coverage consistent with industry practice, there can be no assurance that insurance will be available at economically feasible premiums. Insurance against environmental risks is not generally available. These environmental risks include potential liability for pollution or other disturbances resulting from mining exploration and production. In addition, not all risks associated with developing and producing silver, zinc, lead and other metals are included in coverage and some covered risks may result in liabilities which exceed policy limits. Further, we may elect to not seek coverage for all risks. The occurrence of an event that is not fully covered, or covered at all, by insurance, could have a material adverse effect on our financial condition, results of operations and cash flows.

Our San Cristóbal Project and our exploration activities are in countries with developing economies and are subject to the risks of political and economic instability associated with these countries.

        We currently conduct exploration activities in countries with developing economies including Bolivia, Mexico and Peru in Latin America. These countries and other emerging markets in which we may conduct operations have from time to time experienced economic or political instability. We may be materially adversely affected by risks associated with conducting operations in countries with developing economies, including:

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  political instability and violence;

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  war and civil disturbance;

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  expropriation or nationalization;

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  changing fiscal regimes;

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  fluctuations in currency exchange rates;

  •
  high rates of inflation;

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  underdeveloped industrial and economic infrastructure; and

  •
  unenforceability of contractual rights.

        Bolivia has experienced slow economic growth and political instability in the last three years. In late 2003, there were violent demonstrations in La Paz and elsewhere in Bolivia, protesting, among other things, the proposed export of natural gas to the U.S. through Chile. These demonstrations resulted in the resignation of President Sanchez de Lozada in October 2003, and his constitutional replacement by President Mesa. Demonstrations continued in 2004 and early 2005, focused on, among other things, the opposition of certain political parties to a proposed statute regulating oil and gas development in Bolivia. As proposed, the new law would provide incentives for foreign investment and increase taxes and royalties on oil and gas production. Various indigenous groups have rejected the law and called for the complete nationalization of oil and gas production in Bolivia. In early June 2005, following a period of increased demonstrations and social unrest, President Mesa resigned. He was replaced by President Eduardo Rodriguez, who has called for early general elections to be held in December 2005.

        To date, there have been no formal proposals to impose royalties or increase taxes on the mining industry. Although to date these conditions and events have not caused any adverse impact on our San Cristóbal project, political and economic uncertainties and instability continue and may not be resolved successfully. The political and economic climate may become more unstable, and political and economic uncertainties may in the future have an adverse impact on the development or operations of San Cristóbal.

        Changes in mining or investment policies or shifts in the prevailing political climate in any of the countries in which we conduct exploration and development activities could adversely affect our business. Our operations may be affected in varying degrees by government regulations with respect to, among other things:

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  production restrictions;

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  price controls;

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  export and import controls;

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  income and other taxes;

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  maintenance of claims;

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  environmental legislation;

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  foreign ownership restrictions;

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  foreign exchange and currency controls;

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  labor;

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  welfare benefit policies;

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  land use;

  •
  land claims of local residents;

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  water use; and

  •
  mine safety.

        We cannot accurately predict the effect of these factors. In addition, legislation in the United States regulating foreign trade, investment and taxation could have a material adverse effect on our financial condition, results of operations and cash flows.

Our activities are subject to foreign environmental laws and regulations which may materially adversely affect our future operations.

        We conduct mineral exploration and development activities primarily in Central America and South America, and are most active in Bolivia, where the San Cristóbal Project is located, and Mexico. With the development of San Cristóbal, we also expect to conduct mining operations in Bolivia. These countries have laws and regulations which control the exploration and mining of mineral properties and their effects on the environment, including air and water quality, mine reclamation, waste handling and disposal, the protection of different species of flora and fauna and the preservation of lands. These laws and regulations will require us to acquire permits and other authorizations for certain activities. In many countries, including Bolivia, there is relatively new comprehensive environmental legislation, and the permitting and authorization processes may be less established and less predictable than they are in the United States. There can be no assurance that we will be able to acquire necessary permits or authorizations on a timely basis, if at all. Delays in acquiring any permit or authorization could increase the development cost of San Cristóbal or other projects and could delay the commencement of production.

        Environmental legislation in many countries is evolving in a manner which will likely require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. In Bolivia, where there is relatively new environmental legislation, enforcement activities and strategies may be under development, and thus may be less predictable than in the United States. We cannot predict what environmental legislation or regulations will be enacted or adopted in the future or how future laws and regulations will be administered or interpreted. Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or regulatory agencies or stricter interpretation of existing laws, may (1) necessitate significant capital outlays, (2) cause us to delay, terminate or otherwise change our intended activities with respect to one or more projects and (3) materially adversely affect our future operations.

        Many of our exploration and development properties are located in historic mining districts where prior owners may have caused environmental damage which may not be known to us or to the regulators. In most cases, we have not sought complete environmental analyses of our mineral properties and have not conducted comprehensive reviews of the environmental laws and regulations in every jurisdiction in which we own or control mineral properties. To the extent we are subject to environmental requirements or liabilities, the cost of compliance with these requirements and satisfaction of these liabilities would reduce our net cash flow and could have a material adverse effect on our financial condition and results of operations. If we are unable to fund fully the cost of remediation of any environmental condition, we may be required to suspend operations or enter into interim compliance measures pending completion of the required remediation.

We compete against larger and more experienced companies.

        The mining industry is intensely competitive. Many of the largest mining companies are primarily producers of base metals, and may become interested in the types of silver deposits on which we are focused because these deposits typically are polymetallic, containing significant quantities of base metals including zinc, lead and copper. Many of these companies have greater financial resources, operational experience and technical capabilities than we have. We may encounter increasing competition from other mining companies in our efforts to acquire mineral properties and hire experienced mining professionals. Increased competition in our business could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

Our ability to obtain dividends or other distributions from our subsidiaries may be subject to restrictions imposed by law, foreign currency exchange regulations and our financing arrangements.

        We conduct, and will continue to conduct, all of our operations through subsidiaries. Our ability to obtain dividends or other distributions from our subsidiaries may be subject to restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdictions in which the subsidiaries operate. Further, our anticipated financing for the San Cristóbal is expected to include requirements that we satisfy certain debt service reserve or operating reserve requirements or meet debt payment obligations prior to payment to us of any dividends by our subsidiaries. Our subsidiaries' ability to pay dividends or make other distributions to us is also subject to their having sufficient funds to do so. If our subsidiaries are unable to pay dividends or make other distributions, our growth may be inhibited unless we are able to obtain additional debt or equity financing on acceptable terms. In the event of a subsidiary's liquidation, we may lose all or a portion of our investment in that subsidiary.

We may not be able to raise the funds necessary to explore and develop our mineral properties.

        Although we raised approximately $536.7 million through equity sales and proceeds from the sale of notes in 2004, we will need additional external financing to develop and construct the San Cristóbal Project and to fund the exploration and development of our other mineral properties. Sources of external financing may include bank borrowings and future debt and equity offerings. We have agreed to preliminary terms with two large financial institutions for a $225 million secured credit facility, but there can be no assurance that the credit facility will be consummated on acceptable terms, or at all. The failure to obtain financing would have a material adverse effect on our growth strategy and our results of operations and financial condition. The mineral properties that we are likely to develop are expected to require significant capital expenditures. There can be no assurance that we will be able to secure the financing necessary to retain our rights to, or to begin or sustain production at, our mineral properties.

We depend on the services of key executives.

        We are dependent on the services of key executives including our executive chairman and chief executive officer and a small number of highly skilled and experienced executives and personnel focused on the development of the San Cristóbal project. Due to the relatively small size of Apex Silver, the loss of these persons or our inability to attract and retain additional highly skilled employees required for the development of the San Cristóbal Project may delay or otherwise adversely affect the development of the San Cristóbal project, which could have a material adverse effect on our business or future operations.

The substantial control of Apex Silver by our directors, officers and 5% shareholders may have a significant effect in delaying, deferring or preventing a change in control of Apex Silver or other events which could be of benefit to our other shareholders.

        As of September 13, 2005, the directors of Apex Silver and officers of Apex Silver Mines Corporation, together with members of their families and entities that may be deemed to be affiliates of or related to these persons or entities, and 5% shareholders beneficially owned approximately 28.5 million, or 59%, of our outstanding shares, assuming the conversion of currently exercisable options and warrants. This level of ownership by these persons may have a significant effect in delaying, deferring or preventing a change in control of Apex Silver or other events which could be of benefit to our other shareholders.

Apex Silver and certain lower tier subsidiaries may be treated as passive foreign investment companies for U.S. federal income tax purposes.

        We believe that we likely were a passive foreign investment company ("PFIC") with respect to 2004, and likely will be a PFIC in 2005 as well as potentially with respect to future years. If we are a PFIC, U.S. holders of Ordinary Shares and warrants to acquire Ordinary Shares will be subject to certain adverse U.S. federal income tax rules. Under the PFIC rules, a U.S. holder who disposes or is deemed to dispose of Ordinary Shares or warrants at a gain, or who receives or is deemed to receive certain distributions with respect to Ordinary Shares, generally will be required to treat such gain or distributions as ordinary income and pay an interest charge on the tax imposed with respect thereto. Certain elections may sometimes be used to reduce the adverse impact of the PFIC Rules for holders of Ordinary Shares (so-called "QEF elections" and "mark-to-market" elections), but these elections may accelerate the recognition of taxable income and may result in the recognition of ordinary income. In addition, elections that may be used to reduce the adverse impact of the PFIC rules will not be available with respect to warrants to acquire Ordinary Shares. The PFIC rules are extremely complex, and prospective investors are urged to consult their own tax advisers regarding the potential consequences to them of Apex Silver being classified as a PFIC.

        We have in certain prior filings stated that we believed that (i) Apex Silver may be considered a PFIC but (ii) none of our non-U.S. lower tier subsidiaries was a corporation for U.S. tax purposes that would itself be considered to be a PFIC. We now believe that certain of our non-U.S. lower tier subsidiaries, including the subsidiary that contains the principal assets associated with the San Cristóbal project, were corporations for U.S. tax purposes that constituted PFICs in certain prior years. As a result, there is a possibility that some shareholders may suffer adverse U.S. federal income tax consequences that arguably might not have been suffered had they been aware of the PFIC status of these lower tier subsidiaries. Such shareholders may, however, be able to make retroactive elections in some cases that would mitigate any such adverse consequences. Moreover, under applicable proposed regulations, the fact that our lower tier subsidiaries of any consequence may not have had earnings and profits for any taxable year since formation may arguably eliminate any such tax consequences in respect of prior taxable years. For the current and all subsequent taxable years, we believe that the potential for our lower tier subsidiaries to be classified as PFICs with respect to new investors can be substantially eliminated without adverse tax consequences.

        In the future, holders of our shares may claim that they have suffered adverse tax consequences for which they could have taken remedial action if they had been aware that such subsidiaries constituted PFICs. It is not possible for us to determine the number of shareholders, if any, that might make such a claim or to determine the merits or impact of such claims on us and whether such claims may be material to us.

FORWARD-LOOKING STATEMENTS

        Some information contained in or incorporated by reference into this prospectus supplement may contain forward-looking statements. These statements include comments regarding San Cristóbal development and construction plans, costs, grades, production and recovery rates, permitting, infrastructure arrangements, Bolivian political and economic conditions, financing needs, the availability of financing on acceptable terms, the timing of construction at San Cristóbal, and the markets for silver, zinc and lead.

        The use of any of the words "anticipate," "continue," "estimate," "expect," "may," "will," "project," "should," "believe" and similar expressions are intended to identify uncertainties. We believe the expectations reflected in those forward-looking statements are reasonable. We cannot assure you, however, that these expectations will prove to be correct. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and other factors set forth in, or incorporated by reference into, this report:

  •
  worldwide economic and political events affecting the supply of and demand for silver, zinc and lead;

  •
  political and economic instability in Bolivia and other countries in which we conduct business;

  •
  volatility in market prices for silver, zinc and lead;

  •
  financial market conditions, and the availability of financing on terms acceptable to us;

  •
  uncertainties associated with developing a new mine, including potential cost overruns and the unreliability of estimates in early stages of mine development;

  •
  variations in ore grade and other characteristics affecting mining, crushing, milling and smelting operations and mineral recoveries;

  •
  geological, technical, permitting, mining and processing problems;

  •
  the availability and timing of acceptable arrangements for power, transportation, water and smelting;

  •
  the availability, terms, conditions and timing of required government permits and approvals;

  •
  uncertainties regarding future changes in applicable law or implementation of existing law, including Bolivian laws related to tax, mining, environmental matters and exploration;

  •
  the availability, terms and timing of arrangements for smelting and variations in smelting operations and capacity;

  •
  the availability of experienced employees; and

  •
  the factors discussed under "Risk Factors."

        Many of those factors are beyond our ability to control or predict. You should not unduly rely on these forward-looking statements. These statements should not be construed by you to be exhaustive and speak only as of the date of this prospectus supplement. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus supplement and the related prospectus.

OUR BUSINESS

        Apex Silver Mines Limited, incorporated under the laws of the Cayman Islands in 1996, is engaged in the exploration and development of silver properties in South America and Mexico. We have a large diversified portfolio of privately owned and controlled silver exploration properties. We have rights to or control over 100 silver and other mineral exploration holdings, divided into approximately 50 property groups, located in or near the traditional silver producing regions of Bolivia, Mexico and Peru. None of our properties is in production, and consequently we have no operating income or cash flow.

San Cristobal Project

        Our exploration efforts have produced our first development property, our 100% owned San Cristóbal Project located in southern Bolivia. The 100% owned San Cristóbal Project is located in the San Cristóbal mining district of the Potosi Department in southern Bolivia, a region that historically has produced a significant portion of the world's silver supply. San Cristóbal is located in the Bolivian Altiplano in the Andes mountains, approximately 500 kilometers south of the city of La Paz, which is the seat of government where executive and legislative powers reside. The project is accessible by a gravel road from the town of Uyuni, approximately 100 kilometers to the northeast and from the Chilean border town of Ollagüe, approximately 135 kilometers to the west. A railroad begins at the Chilean port of Antofagasta, approximately 460 kilometers southwest of San Cristóbal, and continues north to La Paz, passing 50 kilometers to the north of San Cristóbal. A spur is being built to connect the mine to the railroad for shipment of concentrates and receipt of imported supplies.

        San Cristóbal's proven and probable reserves, based on $5.37 per ounce silver, $0.40 per pound zinc and $0.28 per pound lead, total approximately 219 million tonnes of ore grading 64.69 grams per tonne silver, 1.60% zinc and 0.59% lead, containing approximately 456 million ounces of silver, 7.7 billion pounds of zinc and 2.8 billion pounds of lead. The prices used represent the three year average price for each of the metals as per guidelines established by the Securities and Exchange Commission.

        Our development plan contemplates that we will mine the deposit from an open pit mine at the rate of approximately 40,000 tonnes of ore per day and process the ore by conventional flotation methods. Under the assumptions contained in the development plan, the mine is expected to have an average life-of-mine strip ratio, or ratio of waste material which must be removed for each tonne of ore recovered, of 1.56:1. We will transport mined ore to the primary crusher by truck and then convey the crushed ore to a mill and flotation plant with a design capacity of 40,000 tonnes per day. The ore will be ground in semi-autogenous (SAG) and ball mill circuits, and then processed by selective flotation to produce separate zinc-silver and lead-silver concentrates and lesser amounts of bulk lead-silver concentrates. Filtered concentrates will be transported by rail to the port in Mejillones, Chile, and then by ocean vessel to smelters and refineries in Asia, the Americas and Europe. The development plan projects a 16-year life.

        In connection with the completed development plan, we prepared an updated evaluation of capital cost for the San Cristóbal Project in October 2004. The capital cost estimate is approximately $560 million, $65 million or 13% more than estimated in a previous 2000 updated feasibility study. The increase in the estimated capital cost was due to changes in the infrastructure scope (including the decision to haul concentrates by rail rather than by truck), higher energy and raw material costs and other normal cost escalations. The capital cost estimate includes pre-stripping, engineering, procurement, construction, and freight necessary to commence production, as well as appropriate taxes, duties and levies under Bolivian law. The estimate excludes approximately $27 million of working capital, $22 million expected to be advanced to the company constructing the power line, $6 million expected to be advanced to the company constructing the port facilities, and $20 million for escalation from the original constant dollar estimate. Advances for the power line and port facility providers are expected to be recouped through credits applied against payments for the contracted services. The estimate also excludes approximately $12 million in capital costs related to production enhancements added subsequent to the October 2004 estimate. Total project funding from January 1, 2004 going forward, including the additional amounts described above, is approximately $650 million. Of this amount, approximately $26 million in capital costs was spent at the San Cristóbal project during 2004. In years prior to 2004, we have spent a total of approximately $98 million in project capital at San Cristóbal.

        Proven and probable reserves for San Cristobal were calculated in February 2005 using a $6.40 net smelter return per tonne cutoff value for oxides, a $5.19 net smelter return per tonne cutoff value for sulfides and market price assumptions of $5.37 per ounce silver, $0.40 per pound zinc and $0.28 per pound lead. These prices represent the three year average prices for each of the metals through December 2004 as per guidelines established by the Securities and Exchange Commission. The following table shows our proven and probable reserves of silver, zinc and lead for sulfide ore and oxide ore at the San Cristóbal Project. Our reserves were calculated by Mine Reserves Associates, Inc., using a fully designed pit that incorporates design slopes, practical mining shapes and access ramps.

	Proven and Probable Reserves—San Cristóbal Project
		Average Grade			Contained Metals(1)
	Tonnes of ore (000s)	Silver Grade (g/tonne)	Zinc Grade (%)	Lead Grade (%)	Silver Ounces (000s)	Zinc Tonnes (000s)	Lead Tonnes (000s)
Sulfide Ore	209,431	61.64	1.67	0.59	415,044	3,497	1,236
Oxide Ore	9,599	131.39	0.10	0.63	40,549	10	60

(1)
Amounts are shown as contained metals in ore and therefore do not reflect losses in the recovery process. Sulfide ore reserves are expected to have an approximate average recovery of 75.5% for silver, 91.9% for zinc and 85.6% for lead. Oxide ore reserves are expected to have an average recovery of 60.0% for silver and 50.0% for lead. Based on the assumptions contained in the 2004 reserve report prepared by Mine Reserves Associates, Inc., the estimated strip ratio of the mine is 1.52:1.

        Bolivia has experienced slow economic growth and political instability in the last three years. In late 2003, there were violent demonstrations in La Paz and elsewhere in Bolivia, protesting, among other things, the proposed export of natural gas to the U.S. through Chile. These demonstrations resulted in the resignation of President Sanchez de Lozada in October 2003, and his constitutional replacement by President Mesa. Demonstrations continued in 2004 and early 2005, focused on, among other things, the opposition of certain political parties to a proposed statute regulating oil and gas development in Bolivia. As proposed, the new law would provide incentives for foreign investment and increase taxes and royalties on oil and gas production. Various indigenous groups have rejected the law and called for the complete nationalization of oil and gas production in Bolivia. In early June 2005, following a period of increased demonstrations and social unrest, President Mesa resigned. He was replaced by President Eduardo Rodriguez, who has called for early general elections to be held in December 2005.

        To date, there have been no formal proposals to impose royalties or increase taxes on the mining industry. Although to date these conditions and events have not caused any adverse impact on our San Cristóbal project, political and economic uncertainties and instability continue and may not be resolved successfully. The political and economic climate may become more unstable, and political and economic uncertainties may in the future have an adverse impact on the development or operations of San Cristóbal.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the shares offered pursuant to this prospectus. The shares are being issued by us directly to San Cristobal Transportadora de Electricidad S.A., a wholly-owned subsidiary of Ingelec S.A., as an advance for the design and construction of a power line to supply power to our San Cristobal Project.

PRICE RANGE OF OUR ORDINARY SHARES

        Our ordinary shares are listed on the American Stock Exchange under the symbol "SIL." As of September 13, 2005, 48,479,413 ordinary shares were outstanding, and we had approximately 160 shareholders of record.

        The following table sets forth the high and the low sale prices per share of our ordinary shares for the periods indicated. The closing price of the ordinary shares on September 13, 2005 was $14.70.

	2005		2004		2003
Period
	High	Low	High	Low	High	Low
1st Quarter	$19.47	$15.80	$24.22	$19.35	$16.42	$12.90
2nd Quarter	$16.45	$11.51	22.76	15.30	15.38	12.35
3rd Quarter*	$15.03	$12.61	21.70	16.75	18.06	13.40
4th Quarter	—	—	21.64	16.68	21.51	12.70

*
Through September 13, 2005.

        We have never paid any dividends on our ordinary shares and expect for the foreseeable future to retain all of our earnings from operations for use in expanding and developing our business. Any future decision as to the payment of dividends will be at the discretion of our board of directors and will depend upon our earnings, receipt of dividends from our subsidiaries, financial position, capital requirements, plans for expansion and such other factors as our board of directors deems relevant.

PLAN OF DISTRIBUTION

        We are offering 378,914 ordinary shares directly to San Cristobal Transportadora de Electricidad S.A., a wholly-owned subsidiary of Ingelec S.A., as an advance for the design and construction of a power line to supply power to our San Cristobal Project. We will not receive any cash proceeds from the issuance of the shares. The 378,914 ordinary shares are expected to be listed on the American Stock Exchange, subject to official notice of issuance.

CERTAIN TAX CONSIDERATIONS

United States Federal Income Taxation

        The following discussion is a summary of the material U.S. federal income tax consequences relating to the ownership and disposition of ordinary shares. This discussion does not address special situations that may apply to particular holders including, but not limited to, holders subject to the U.S. federal alternative minimum tax, U.S. expatriates, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, financial institutions, banks, insurance companies, regulated investment companies, partnerships or other pass-through entities, U.S. Holders who own (directly, indirectly or by attribution) 10 per cent or more of our ordinary shares, U.S. Holders whose "functional currency" is not the U.S. dollar and persons who hold ordinary shares in connection with a "straddle," "hedging," "conversion" or other risk reduction transaction. The following discussion also does not apply to tax-exempt entities except to the extent that certain matters are specifically addressed. This discussion does not address the tax consequences to U.S. Holders of ordinary shares under any state, local, foreign and other tax laws.

        The U.S. federal income tax consequences set forth below are based upon the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, court decisions, revenue rulings and administrative pronouncements of the Internal Revenue Service (the "IRS"), all of which are subject to change or changes in interpretation. Prospective investors should particularly note that any such change or changes in interpretation could have retroactive effect so as to result in U.S. federal income tax consequences different from those discussed below.

        As discussed in more detail below, we believe that we likely were a passive foreign investment company ("PFIC") with respect to 2004, and likely will be a PFIC in 2005 as well as potentially with respect to future years. If we are a PFIC, U.S. Holders of ordinary shares will be subject to certain adverse tax rules (the "PFIC rules"), which are described below. The PFIC rules are extremely complex, and prospective investors are urged to consult their own tax advisers regarding the potential consequences to them of us being classified as a PFIC.

        As used herein, the term "U.S. Holder" means a beneficial owner of ordinary shares that is for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States

  •
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons control all of the substantial decisions of the trust

        If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of ordinary shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of ordinary shares that is a partnership and partners in such partnership should consult their own tax advisers regarding the U.S. federal income tax consequences of holding and disposing of ordinary shares.

        This discussion is limited to holders of the ordinary shares who will hold the ordinary shares as capital assets.

        Prospective investors are urged to consult their own tax advisers with respect to the particular tax consequences to them of the purchase, ownership and disposition of ordinary shares, including the tax consequences under any state, local, foreign and other tax laws.

The Passive Foreign Investment Company Rules

  Classification as a PFIC

        We believe that we likely were a PFIC with respect to 2004, and likely will be a PFIC with respect to 2005 as well as potentially with respect to future years. We will be a PFIC for any taxable year if either 75 percent or more of our gross income for the taxable year is "passive" income or the average portion of our assets during the taxable year that produce "passive" income or are held for the production of "passive" income is at least 50 percent.

        We will likely be a PFIC with respect to 2005 and potentially with respect to future years because we expect to earn significant passive income from investments prior to our commencement of substantial mining operations. In addition, we may constitute a PFIC even after we begin to generate significant income from mining and processing operations.

        If we are classified as a PFIC for any taxable year during any part of which a U.S. Holder owns ordinary shares, the U.S. Holder generally will be required to continue to treat us as a PFIC even if we cease to be a PFIC in a future year. We do not intend to make or issue to U.S. Holders of ordinary shares determinations as to our PFIC status, or the PFIC status of any lower-tier subsidiary, for any taxable year.

  Consequences of PFIC Status

        If we are treated as a PFIC for any taxable year during any part of which a U.S. Holder owns ordinary shares, the U.S. Holder generally will be subject to a special tax regime in respect of "excess distributions." Excess distributions generally will include dividends or other distributions on the ordinary shares in any taxable year to the extent the amount of such distributions exceeds 125 percent of the average distributions for the three preceding years or, if shorter, the investor's holding period. In addition, gain on a sale or other disposition of ordinary shares generally will be treated as an excess distribution. For this purpose, certain transfers of ordinary shares that otherwise would qualify as tax free will be treated as taxable dispositions.

        As discussed in more detail below under "Taxation of U.S. Holders of Ordinary Shares—Qualified Electing Fund Election" and "—Mark-to-Market Election", there are two alternative taxation regimes for PFICs that may be elected by U.S. Holders in respect of ordinary shares, subject to certain conditions. These alternative regimes will not be available to U.S. Holders of ordinary shares.

  Tax Treatment of Excess Distributions

        Under the PFIC rules, a U.S. Holder will be required to allocate any excess distributions with respect to ordinary shares to each day during the U.S. Holder's holding period for the ordinary shares on a straight line basis. Any portion of the excess distribution that is allocable to the current year or to periods in the U.S. Holder's holding period before we became a PFIC will be included in the U.S. Holder's gross income for the current year as ordinary income. Any portion of the excess distribution that is allocable to any other year will be taxable at the highest rate of taxation applicable to ordinary income for that year, without regard to the U.S. Holder's other items of income and loss for such year; and this tax will be increased by an interest charge computed by reference to the periods to which the tax is allocable and based on the rates generally applicable to underpayments of tax. Any such interest charge generally will be non-deductible interest expense for individual taxpayers.

  Tax Exempt Holders

        Distributions with respect to ordinary shares held by, and gain from a sale of ordinary shares by, a U.S. Holder that is exempt from U.S. federal income taxation, such as a tax exempt charitable organization, pension fund or an individual retirement account, will not be taxed as an "excess distribution" unless a dividend with respect to our ordinary shares would be taxable to the tax exempt U.S. Holder.

  Lower-Tier PFICs

        If we are a PFIC and if one or more of our non-U.S. corporate subsidiaries were treated as a PFIC ("lower-tier PFICs"), U.S. Holders of ordinary shares would be considered to own, and also would be subject to the PFIC rules with respect to, their proportionate share of the lower-tier PFIC stock that we own, regardless of the percentage of their ownership in us. In such circumstances a U.S.

Holder of ordinary shares could elect an alternative taxation regime in respect of its indirect ownership interest in a lower-tier PFIC, subject to certain conditions. See "Taxation of U.S. Holders of Ordinary Shares—Lower-Tier PFICs."

Taxation of U.S. Holders of Ordinary Shares

  Taxation of Dividends

        We do not expect to make distributions on the ordinary shares in the foreseeable future. However, if we were to make a distribution on the ordinary shares, and if a U.S. Holder's holding period for its ordinary shares includes any portion of a taxable year for which we were a PFIC, the portion of the distribution payable to the U.S. Holder may be taxed as an "excess distribution" under the PFIC rules, unless the U.S. Holder makes a QEF election or mark-to-market election (described below) in respect of its ordinary shares.

Apart from any portion of a distribution that constitutes an "excess distribution," distributions paid by us will be taxable as ordinary foreign source dividend income upon receipt to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. If we are a PFIC, such distributions will not be eligible for the reduced rates of tax applicable to qualified dividend income. Distributions paid by us will not be eligible for the dividends-received deduction generally allowed to U.S. corporations. Dividends paid by us generally will be treated as "passive income" or, in the case of certain holders for taxable years beginning before January 1, 2007, "financial services income" for U.S. foreign tax credit purposes.

  Taxation of Gains on Sale or Other Disposition

        If a U.S. Holder's holding period for its ordinary shares includes any portion of a taxable year for which we were a PFIC, any gain realized by the U.S. Holder on a sale or other disposition of the ordinary shares will be taxed as an "excess distribution" under the PFIC rules, unless the U.S. Holder makes a QEF election or a mark-to-market election (described below) with respect to the ordinary shares.

        If we are not treated as a PFIC at any time during which a U.S. Holder owns ordinary shares, the U.S. Holder will recognize capital gain or loss on a sale or other disposition of the ordinary shares, which will constitute long-term capital gain or loss if the holding period for the ordinary shares exceeds one year at the time of disposition. Such gain or loss will generally be U.S. source gain or loss.

  Qualified Electing Fund Election

        The special PFIC rules described above for "excess distributions" will not apply to a U.S. Holder if the U.S. Holder makes a qualified electing fund or "QEF" election for the first taxable year of the U.S. Holder's holding period for the ordinary shares during which we are a PFIC and we comply with specified reporting requirements.

        A U.S. Holder that makes a QEF election with respect to us will be currently taxable on its pro rata share of our ordinary earnings and net capital gain for each of our taxable years in which we qualify as a PFIC and as to which the QEF election is effective, regardless of whether the U.S. Holder receives any distributions from us. The U.S. Holder's basis in its ordinary shares will be increased to reflect the U.S. Holder's taxed but undistributed income. Distributions of income that previously have been taxed will result in a corresponding reduction of basis in the ordinary shares and will not be taxed again as a distribution to the U.S. Holder.

        Upon request, we will endeavor to provide to a U.S. Holder no later than ninety days after the request the information that is required to make a QEF election. A U.S. Holder who makes a QEF election must provide to the IRS an annual information statement which, upon request from a U.S.

Holder, we will furnish within ninety days after the request. A QEF election applies to all future years of an electing U.S. Holder, unless revoked with the IRS's consent.

Mark-to-Market Election

        If we are a PFIC, a U.S. Holder of ordinary shares may elect under the PFIC rules to recognize any gain or loss on its ordinary shares on a mark-to-market basis at the end of each taxable year, so long as the ordinary shares are regularly traded on a qualifying exchange. The mark-to-market election under the PFIC rules is an alternative to the QEF election.

        If a mark-to-market election under the PFIC rules is made, the "excess distribution" rules will not apply to amounts received with respect to the ordinary shares from and after the effective time of the election, and any mark-to-market gains or gains on disposition will be treated as ordinary income for any year in which we are a PFIC. Mark-to-market losses and losses on disposition will be treated as ordinary losses to the extent of the U.S. Holder's prior net mark-to-market gains. Losses in excess of prior net mark-to-market gains will generally not be recognized.

        A mark-to-market election under the PFIC rules applies to all future years of an electing U.S. Holder during which the stock is regularly traded on a qualifying exchange, unless revoked with the IRS's consent.

  Lower-Tier PFICs

        If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders of ordinary shares generally would be deemed to own, and also would be subject to the PFIC rules with respect to, their indirect ownership interests in that lower-tier PFIC. If we are a PFIC and a U.S. Holder of ordinary shares does not make a QEF election in respect of a lower-tier PFIC, the U.S. Holder could incur liability for the deferred tax and interest charge described above if either (1) we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or (2) the U.S. Holder disposes of all or part of its ordinary shares. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than ninety days after the request the information that may be required to make a QEF election with respect to the lower-tier PFIC. A mark-to-market election under the PFIC rules with respect to ordinary shares would not apply to a lower-tier PFIC, and a U.S. Holder would not be able to make such a mark-to-market election in respect of its indirect ownership interest in that lower-tier PFIC. Consequently, U.S. Holders of ordinary shares could be subject to the PFIC rules with respect to income of the lower-tier PFIC the value of which already had been taken into account indirectly via mark-to-market adjustments. Similarly, if a U.S. Holder made a mark-to-market election under the PFIC rules in respect of the ordinary shares and made a QEF election in respect of a lower-tier PFIC, that U.S. Holder could be subject to current taxation in respect of income from the lower-tier PFIC the value of which already had been taken into account indirectly via mark-to-market adjustments. U.S. Holders are urged to consult their own tax advisers regarding the issues raised by lower-tier PFICs.

        We believe that certain of our non-U.S. lower-tier subsidiaries, including the subsidiary that contains the principal assets associated with the San Cristobal project, were corporations for U.S. tax purposes that constituted PFICs in certain prior years. For the current and all subsequent taxable years, we believe that the potential for our lower-tier subsidiaries to be classified as PFICs with respect to new investors can be substantially eliminated without adverse tax consequences, and we will endeavor to cause our lower-tier subsidiaries not to be classified as PFICs with respect to such years. Nonetheless, we can provide no assurance that one or more of our lower-tier subsidiaries will not be classified as a PFIC in respect of any year.

  Reporting

        A U.S. Holder who owns ordinary shares during any year that we are a PFIC must file an IRS Form 8621 in respect of such ordinary shares.

Non-U.S. Holders

        An investor who is not a U.S. Holder will not be subject to U.S. federal income tax on any dividends received on ordinary shares unless (1) the investor has an office or other fixed place of business in the United States to which the dividends are attributable and the dividends are either derived in the active conduct of a banking, finance or similar business in the United States or the investor is a non-U.S. corporation the principal business of which consists of trading in stocks or securities for its own account, or (2) the investor is a foreign insurance company that conducts business in the United States and the dividends are attributable to that business.

        An investor who is not a U.S. Holder will not be subject to U.S. federal income tax on any gain realized on a sale or other disposition of ordinary shares unless (1) the investor is engaged in the conduct of a trade or business in the United States and the gain is effectively connected with that trade or business, or (2) the investor is an individual who is present in the U.S. for 183 days or more during the taxable year in which the gain is realized and other specified conditions are met.

United States Information Reporting and Backup Withholding

        Dividend payments made to a U.S. Holder of ordinary shares and proceeds of a sale or other disposition of ordinary shares may be subject to information reporting to the IRS and possible U.S. federal backup withholding. Backup withholding will not apply to a holder who furnishes a correct taxpayer identification number or certificate of foreign status and makes any other required certification, or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide IRS Form W-9 (Request for Taxpayer Identification Number and Certification).

        Non-U.S. Holders generally will not be subject to U.S. information reporting or backup withholding. However, such holders may be required to provide certification of non-U.S. status (generally, on IRS Form W-8BEN) in connection with payments received in the United States or through certain U.S.-related financial intermediaries.

        Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules may be credited against the holder's U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The SEC allows us to incorporate by reference our publicly filed reports into this prospectus supplement and the related prospectus, which means that information included in those reports is considered part of this prospectus supplement and the related prospectus. Information that we file with the SEC after the date of this prospectus supplement will automatically update and supersede the information contained in this prospectus supplement and the related prospectus. We incorporate by reference the following documents filed with the SEC and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

        1.     Our Annual Report on Form 10-K, as amended, for the year ended December 31, 2004;

        2.     Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;

        3.     Our Current Reports on Form 8-K filed with the SEC on January 13, 2005 (two reports); and

        4.     The description of the ordinary shares and other classes or series of shares contained under the caption "Description of Ordinary Shares" in our registration statement on Form S-1, as amended (File No. 333-34685), and incorporated by reference into our registration statement on Form 8-A under the Securities Exchange Act of 1934 filed with the SEC on November 18, 1997.

        We will furnish without charge to you, on written or oral request, a copy of any or all of the above documents, other than exhibits to such documents which are not specifically incorporated by reference therein. You should direct any requests for documents to Igor Levental, Vice President Investor Relations and Corporate Development, Apex Silver Mines Limited, c/o Apex Silver Mines Corporation 1700 Lincoln St. Suite 3050 Denver, Colorado 80203, telephone (303) 764-9162.

        The information relating to us contained in this prospectus supplement is not comprehensive and should be read together with the information contained in the related prospectus and in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

        This prospectus supplement and the related prospectus are pursuant to a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement and the related prospectus in accordance with SEC rules.

        We file annual, quarterly and current reports and other information with the SEC. You may read and copy the registration statement and any other document that we file at the SEC's public reference room located at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-00330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov. Our ordinary shares are listed on the American Stock Exchange and you may inspect reports, proxy statements and other information concerning us at the office of the American Stock Exchange at 86 Trinity Place, New York, New York 10006.

PROSPECTUS

APEX SILVER MINES LIMITED

$200,000,000

DEBT SECURITIES
PREFERENCE SHARES
DEPOSITARY SHARES
ORDINARY SHARES
WARRANTS
ORDINARY SHARE PURCHASE RIGHTS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, using a shelf registration process. Under this shelf registration process, we may sell from time to time our debt securities, preference shares, depositary shares, ordinary shares, warrants, or ordinary share purchase rights in one or more offerings up to a total dollar amount of $200,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. Any prospectus supplements also may add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information" before you invest in the securities.

        We may sell securities directly to you, through agents we select, or through underwriters or dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from these sales will be described in the prospectus supplement.

        This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        Our ordinary shares are traded on the American Stock Exchange under the symbol "SIL."

        Investing in the securities offered in this prospectus involves risk. You should carefully consider the "Risk Factors" contained in this prospectus beginning on page 8.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2004.

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES LAWS
FORWARD-LOOKING STATEMENTS
SUMMARY
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF PREFERENCE SHARES
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF ORDINARY SHARES
DESCRIPTION OF WARRANTS
DESCRIPTION OF ORDINARY SHARE PURCHASE RIGHTS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS

        As used in this prospectus, the terms "Apex Limited," "we," "our," "ours" and "us" may, depending on the context, refer to Apex Silver Mines Limited or to one or more of Apex Silver Mines Limited's consolidated subsidiaries or to all of them taken as a whole. When we refer to "ordinary shares" throughout this prospectus, we include all rights attaching to our ordinary shares under any stockholder rights plan then in effect.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process on Form S-3. Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and a discussion of the material U.S. federal income tax considerations relating to such offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" before you invest. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement.

        The registration statement of which this prospectus is a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC's website, located at http://www.sec.gov, or at the SEC's offices referenced under the heading "Where You Can Find More Information."

        You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on its front cover.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus.

        The following documents, which were previously filed with the SEC pursuant to the Securities Exchange Act of 1934, or the Exchange Act, are hereby incorporated by reference:

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  our Annual Report on Form 10-K for the year ended December 31, 2003;

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

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  our Current Reports on Form 8-K filed April 2, 2004; March 17, 2004; March 11, 2004; February 13, 2004; and January 28, 2004; and

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  the description of our capital stock contained in our registration statement on Form S-1, as amended (File No. 333-34685), and incorporated by reference into the Registration Statement on Form 8-A under the Exchange Act filed with the SEC on November 18, 1997.

        All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

        Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement or the documents incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

        You may receive a copy of any of these filings (excluding exhibits to those documents unless they are specifically incorporated by reference in those documents), at no cost, by writing or calling Apex Silver Mines Corporation, 1700 Lincoln Street, Suite 3050, Denver, Colorado 80203, Attention: Vice President, Investor Relations and Corporate Development, telephone (303) 839-5060.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES LAWS

        Apex Limited is a Cayman Islands exempted company and some of our directors reside in jurisdictions outside of the United States. At any one time, all or a substantial portion of our assets and directors are or may be located in jurisdictions outside of the United States. Therefore, it could be difficult for investors to effect within the United States service of process on us or any of our directors who reside outside the United States. Further, it could be difficult to recover against us or such directors judgments of courts in the United States, including judgments based upon civil liability under U.S. federal securities laws and similar state laws. Notwithstanding the foregoing, we have irrevocably agreed that we may be served with process with respect to actions based on offers of the securities offered by this prospectus in the United States by serving Apex Silver Mines Corporation, 1700 Lincoln Street, Suite 3050, Denver, Colorado 80203, our U.S. agent appointed for that purpose.

        Walkers, our Cayman Islands counsel, has advised us that there may be circumstances where the courts of the Cayman Islands would not enforce:

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  judgments of U.S. courts obtained in actions against us or our directors that are not resident within the United States that are based upon the civil liability provisions of U.S. federal securities laws and similar state laws; or

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  original actions brought in the Cayman Islands against us or such persons based solely upon U.S. federal securities laws.

        There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement. There are grounds upon which Cayman Islands courts may not enforce judgments of U.S. courts. In addition, some remedies that are available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, may not be allowed in Cayman Islands courts as being contrary to public policy.

FORWARD-LOOKING STATEMENTS

        Some information contained or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These statements include comments regarding mine development and construction plans, costs, grade, production and recovery rates, permitting, financing needs, the availability of financing on acceptable terms, the timing of engineering studies and environmental permitting, and the markets for silver, zinc and lead.

        The use of any of the words "anticipate," "continue," "estimate," "expect," "may," "will," "project," "should," "believe" and similar expressions are intended to identify uncertainties. We believe the expectations reflected in those forward-looking statements are reasonable. However, we cannot assure you that these expectations will prove to be correct. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and other factors described in more detail in this prospectus:

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  worldwide economic and political events affecting the supply of and demand for silver, zinc and lead;

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  volatility in market prices for silver, zinc and lead;

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  financial market conditions, and the availability of financing on terms acceptable to Apex Limited;

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  uncertainties associated with developing a new mine, including potential cost overruns and the unreliability of estimates in early stages of mine development;

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  variations in ore grade and other characteristics affecting mining, crushing, milling and smelting operations and mineral recoveries;

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  geological, technical, permitting, mining and processing problems;

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  the availability and timing of acceptable arrangements for power, transportation, water and smelting;

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  the availability, terms, conditions and timing of required government approvals;

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  uncertainties regarding future changes in tax legislation or implementation of existing tax legislation;

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  variations in smelting operations and capacity;

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  the availability of experienced employees; and

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  the factors discussed under "Risk Factors."

        Many of those factors are beyond our ability to control or predict. You should not unduly rely on these forward-looking statements. These statements speak only as of the date of this prospectus. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus.

SUMMARY

        This summary contains selected information and does not contain all of the information that you should consider before investing. You should read this entire prospectus and prospectus supplement carefully, as well as our financial statements and the related notes incorporated by reference in this prospectus, before making an investment decision.

Our Company

        Apex Limited, incorporated under the laws of the Cayman Islands in 1996, is engaged in the exploration and development of silver properties in South America, Mexico, and Central Asia. Our exploration efforts have produced our first development property, our 100% owned San Cristobal project located in southern Bolivia. San Cristobal's proven and probable reserves, based on $4.62 per ounce silver, $0.38 per pound zinc and $0.22 per pound lead, total approximately 211 million tonnes of ore grading 65.81 grams per tonne of silver, 1.63% zinc and 0.61% lead, containing approximately 446 million ounces of silver, 7.6 billion pounds of zinc and 2.8 billion pounds of lead. Under our current development plan, we believe San Cristobal should produce an annual average of approximately 21 million contained ounces of silver, 478 million contained pounds of zinc and 155 million contained pounds of lead over a mine life of approximately 15 years.

        With the recent increase in silver and zinc prices and our success during 2004 in raising approximately $209 million in net proceeds through the sale of ordinary shares and $193 million in net proceeds through the sale of the 2.875% Convertible Senior Subordinated Notes, we now plan to move forward with the development of San Cristobal. In 2004, we plan to update our construction capital costs, advance detailed engineering, complete arrangements for power, port and transportation, and complete work on mancamps, roads and bridges needed for construction and mine access. Assuming that metals markets remain favorable and that we are able to complete the additional financing required for the project, we expect construction at San Cristobal to commence in the first half of 2005 and start-up and production to commence in 2007.

        We also have a large diversified portfolio of privately owned and controlled silver exploration properties. We have rights to or control over 100 silver and other mineral exploration holdings, divided into 53 property groups, located in or near the traditional silver producing regions of Bolivia, Mexico, Peru, El Salvador and Kyrgyzstan. None of our properties is in production, and consequently we have no operating income or cash flow.

        We are managed by a team of seasoned mining professionals with significant experience in the construction, development and operation of large scale, open pit and underground, precious and base metals mining operations, as well as in the identification and exploration of mineral properties.

        Our principal executive office is located at 1700 Lincoln Street, Suite 3050, Denver, Colorado 80203 and our telephone number is (303) 839-5060. Our internet address is www.apexsilver.com. Information contained on the Company's website at http://www.apexsilver.com is not a part of this prospectus.

Our Strategy

        Apex Limited is one of a limited number of mining companies which focus on silver exploration, development and production. Our strategy is to capitalize on the San Cristobal project and our sizeable portfolio of silver exploration properties in order to achieve long-term profits and growth and to enhance shareholder value.

        The principal elements of our business strategy are to:

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  secure financing for and proceed to develop the San Cristobal project as a large scale open pit mining operation;

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  continue to explore and develop those properties which we believe are most likely to contain significant amounts of silver and divesting those properties that are not of continuing interest; and

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  identify and acquire additional mining and mineral properties that we believe contain significant amounts of silver or have exploration potential.

Certain Tax Considerations

        We believe that we likely will be a passive foreign investment company, or PFIC, with respect to 2004 as well as potentially with respect to future years. If we are a PFIC, U.S. Holders of securities that are not treated as debt for U.S. federal income tax purposes will be subject to certain adverse U.S. federal income tax rules. Under the PFIC rules, a U.S. Holder who disposes or is deemed to dispose of such securities at a gain, or who receives or is deemed to receive certain distributions with respect to such securities, generally will be required to treat such gain or distributions as ordinary income and pay an interest charge on the tax imposed with respect thereto. In addition, certain elections that may sometimes be used to reduce the adverse impact of the PFIC rules ("QEF elections" and "mark-to-market" elections) will not be available with respect to such securities. The PFIC rules are extremely complex, and prospective investors are urged to consult their own tax advisers regarding the potential consequences to them of Apex Limited being classified as a PFIC.

The Securities We May Offer

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may offer from time to time any of the following securities, either separately or in units:

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  debt securities;

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  ordinary shares;

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  preference shares;

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  depositary shares;

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  warrants; and

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  ordinary share purchase rights.

        This prospectus provides you with a general description of the securities which we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

        The securities which we may offer may involve a high degree of risk. A prospectus supplement relating to any security that we offer will describe the risks relating to each such security. In addition, a prospectus supplement may also contain additional risk factors relating to our business.

Debt Securities

        We may offer general obligations of our company, which may be senior or subordinated. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "Debt Securities." The senior debt securities will have the same ranking as all of our other unsecured, unsubordinated debt. The subordinated debt securities will be entitled to payment only after payment on our Senior Indebtedness (as described below). In addition, we are a holding company that conducts all of our operations through subsidiaries. As a result, claims of the holders of the Debt Securities will generally have a junior position to claims of creditors of our subsidiaries (except to the extent that our company is recognized as a creditor of those subsidiaries) and preferred shareholders of our subsidiaries.

        The Debt Securities will be issued under an indenture between us and a financial institution, acting on your behalf as trustee. We have summarized certain general features of the Debt Securities that will be included in the indentures. We encourage you to read the form of the indentures (which are exhibits to the Registration Statement) and our recent periodic and current reports that we file with the SEC. Directions on how you can get copies of these reports are provided under the heading "Where You Can Find More Information."

General Indenture Provisions that Apply to Senior Debt Securities and Subordinated Debt Securities

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  Neither form of indenture limits the amount of Debt Securities that we may issue thereunder.

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  The indentures allow our company under certain circumstances to merge or consolidate with another company, or to sell all or substantially all of our assets to another company. If these events occur, the other company will be required to assume our responsibilities relating to the Debt Securities, and we will be released from all liabilities and obligations. There is no restriction on other companies merging into our company.

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  The indentures provide that holders of a majority of the total principal amount of outstanding Debt Securities of all series (voting as a class) affected by a proposed change to certain of our obligations may vote to change certain of our obligations or certain of your rights concerning the Debt Securities of those series. However, to change the amount or timing of principal, interest or other payments under a series of Debt Securities, every holder in that series must consent.

Events of Default

        Each indenture provides that each of the following is an Event of Default:

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  If we do not pay interest for 30 days after its due date.

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  If we do not pay principal or premium when due.

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  If we do not make any sinking fund payment for 30 days after its due date.

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  If we continue to breach a covenant for 90 days after notice.

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  If a certain bankruptcy or insolvency event occurs.

        If an Event of Default occurs with respect to any series of Debt Securities, the trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount of that series immediately payable or, in the case of a bankruptcy or insolvency event, the principal amount of all series under the indenture immediately payable. However, holders of a majority of the principal amount may rescind this action.

General Indenture Provisions that Apply Only to Senior Debt Securities

        The prospectus supplement relating to a series of senior debt securities will describe any material covenants or any special events of default in respect of such series of senior debt securities.

        If we satisfy certain conditions in the indenture relating to a series of senior debt securities, we may discharge that indenture as it relates to that series at any time by depositing with the trustee sufficient funds or government obligations to pay the senior debt securities of that series when due.

General Indenture Provisions that Apply Only to Subordinated Debt Securities

        The subordinated debt securities will be subordinated to all "Senior Indebtedness," which includes all indebtedness for money borrowed by our company, except indebtedness that is stated to be not superior to, or to have the same ranking as, the subordinated debt securities. In addition, claims of our subsidiaries' creditors and preferred shareholders, if any, generally will have priority with respect to the subsidiaries' assets and earnings over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute Senior Indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred shareholders of our subsidiaries with regard to the assets of such subsidiaries.

        The prospectus supplement relating to a series of subordinated debt securities will describe any material covenants or special events of default in respect of such series of subordinated debt securities.

Preference Shares and Depositary Shares

        We may issue our preference shares in one or more classes or series. Our Board of Directors will determine for the preference shares, the dividend, voting, redemption, sinking fund, conversion, liquidation preference, relative priority and other rights of the class or series being offered and the terms and conditions relating to its offering and sale at the time of the offer and sale. We may also issue fractional shares of preference shares that will be represented by depositary shares and depositary receipts.

Ordinary Shares

        We may issue our ordinary shares, par value $0.01 per share. Holders of ordinary shares are entitled to receive dividends when declared by the Board of Directors (subject to the rights of holders of preference shares). Each holder of ordinary shares is entitled to one vote per share. The holders of ordinary shares have no preemptive rights or cumulative voting rights.

Warrants

        We may issue warrants for the purchase of preference shares or ordinary shares. We may issue warrants independently or together with other securities. A prospectus supplement relating to the warrants will describe the terms of the warrants, including the following: the title, number and offering price of the warrants; the terms on which they may be issued; and the number, designation and description of the ordinary shares or preference shares that may be purchased upon exercise of the warrants and the price at which such shares may be purchased.

Ordinary Share Purchase Rights

        We may issue rights to purchase ordinary shares (the "Ordinary Share Purchase Rights"). We may issue Ordinary Share Purchase Rights independently or together with other securities. Our Board of Directors will determine for the Ordinary Share Purchase Rights, the number, the exercise price, the terms on which they may be issued, the extent of transferability, the date of commencement and the date of expiration.

RISK FACTORS

        You should carefully consider the risk factors set forth below as well as the other information included in this prospectus before deciding to purchase any securities. The risks described below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment in the securities.

  We have no history of production.

        We have no history of producing silver or other metals. The development of our economically feasible properties will require the construction or rehabilitation and operation of mines, processing plants and related infrastructure. As a result, we are subject to all of the risks associated with establishing new mining operations and business enterprises. There can be no assurance that we will successfully establish mining operations or profitably produce silver or other metals at any of our properties.

  We have a history of losses and we expect losses to continue for at least the next three years.

        As an exploration and development company that has no production history, we have incurred losses since our inception, and we expect to continue to incur additional losses for at least the next three years. As of March 31, 2004, we had an accumulated deficit of $83.1 million. There can be no assurance that we will achieve or sustain profitability in the future.

  The estimates of our reserves and other mineralization estimates are potentially inaccurate.

        Unless otherwise indicated, reserves and other mineralization figures presented in our filings with the SEC, press releases and other public statements that may be made from time to time are based on estimates of contained silver and other metals made by independent geologists or our own personnel. These estimates are imprecise and depend on geological interpretation and statistical inferences drawn from drilling and sampling which may prove to be unreliable. There can be no assurance that:

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  these estimates will be accurate;

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  reserves and other mineralization figures will be accurate; or

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  reserves or mineralization could be mined and processed profitably.

        Since we have not commenced production on any of our properties, reserves and other mineralization estimates may require adjustments or downward revisions based on actual production experience. Extended declines in market prices for silver, zinc and lead may render portions of our reserves uneconomic and result in reduced reported reserves. Any material reductions in estimates of our reserves and other mineralization, or of our ability to extract these reserves or mineralization, could have a material adverse effect on our results of operations and financial condition.

        We have not established the presence of any proven or probable reserves at any of our mineral properties other than the San Cristobal project. There can be no assurance that subsequent testing or future feasibility studies will establish additional reserves at our properties. The failure to establish additional reserves could restrict our ability to successfully implement our strategies for long term growth beyond the San Cristobal project.

  The San Cristobal project is subject to risks including delays in commencement and completion and we may be unable to achieve anticipated production volume or manage cost increases.

        Completion of the development of the San Cristobal project is subject to various factors, including the maintaining of recent price levels for silver and zinc; the availability, terms, conditions and timing of acceptable arrangements for financing, power, transportation, construction, contract mining and smelting; required government approvals, including renewal of the construction and operations permit; and the performance of our engineering and construction contractor and suppliers and consultants. The lack of availability on acceptable terms or the delay in any one or more of the other items listed above could also delay or prevent the development of San Cristobal. There can be no assurance:

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  when or whether the San Cristobal project will be completed;

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  whether the resulting operations will achieve the anticipated production volume; or

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  that the construction costs and ongoing operating costs associated with the development of the San Cristobal project will not be higher than anticipated.

        We have never developed or operated a mine or managed a significant mine development project. We cannot assure you that the development of San Cristobal will be completed at the cost and on the schedule predicted, or that silver, zinc and lead grades and recoveries, production rates or anticipated capital or operating costs will be achieved.

        If the actual cost to complete the development of the San Cristobal project is significantly higher than currently expected, there can be no assurance that we will have enough funds to cover these costs or that we would be able to obtain alternative sources of financing to cover these costs. Unexpected cost increases, reduced silver and zinc prices or the failure to obtain necessary project financing on acceptable terms to commence or complete the development of the San Cristobal project on a timely basis, or to achieve anticipated production capacity, could have a material adverse effect on our future results of operations and financial condition.

        The successful development of the San Cristobal project is also subject to the other risk factors described herein.

  We depend on a single mining project.

        We anticipate that the majority, if not all, of any revenues for the next few years and beyond will be derived from the sale of metals mined at the San Cristobal project. Therefore, if we are unable to complete and successfully mine the San Cristobal project, our ability to generate revenue and profits would be materially adversely affected.

  Our success will depend on our ability to manage our growth.

        We anticipate that as we develop San Cristobal and bring it into production and as we acquire additional mineral rights, we will experience significant growth in our operations. We expect this growth to create new positions and responsibilities for management personnel and to substantially increase demands on our operating and financial systems. There can be no assurance that we will successfully meet these demands and manage our anticipated growth.

  Our profitability will be affected by changes in the prices of metals.

        Our profitability and long-term viability depend, in large part, on the market price of silver, zinc, lead and other metals. The market prices for these metals are volatile and are affected by numerous factors beyond our control, including:

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  global or regional consumption patterns;

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  supply of, and demand for, silver, zinc, lead and other metals;

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  speculative activities;

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  expectations for inflation; and

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  political and economic conditions.

        The aggregate effect of these factors on metals prices is impossible for us to predict. Decreases in metals prices have delayed, and could in the future adversely affect, our ability to finance the development of the San Cristobal project and the exploration and development of our other properties, which would have a material adverse effect on our financial condition and results of operations. There can be no assurance that metals prices will not decline.

        The following table sets forth for the periods indicated (1) the Comex nearby active silver futures contract's high and low price of silver in U.S. dollars per troy ounce and (2) the London Metals Exchange's high and low settlement prices of zinc and lead in U.S. dollars per pound.

	Silver		Zinc		Lead
Year
	High	Low	High	Low	High	Low
1999	$5.77	$4.86	$0.56	$0.41	$0.25	$0.21
2000	5.57	4.62	0.58	0.46	0.26	0.18
2001	4.83	4.03	0.48	0.33	0.24	0.20
2002	5.13	4.22	0.42	0.33	0.24	0.18
2003	5.99	4.35	0.46	0.34	0.34	0.19
2004 (through July 1, 2004)	8.31	5.51	0.52	0.45	0.44	0.32

        The closing prices of silver, zinc and lead on July 1, 2004 were $5.96 per troy ounce, $.44 per pound and $.40 per pound, respectively.

  We may not be successful in hedging against price, currency and interest rate fluctuations and may incur mark to market losses and lose money through our hedging programs.

        We have engaged in limited metals trading activities to hedge against commodity and base metals price risks, using puts and calls. We may also engage in activities to hedge the risk of exposure to currency and interest rate fluctuations related to the development of the San Cristobal project in Bolivia or in other countries in which we incur substantial expenditures for exploration or development. Further, terms of our financing arrangements may require us to hedge against these risks. We anticipate that as we bring our mineral properties into production and we begin to generate revenue, we may utilize various price hedging techniques to mitigate some of the risks associated with fluctuations in the prices of the metals we produce.

        There can be no assurance that we will be able to successfully hedge against price, currency and interest rate fluctuations. In addition, our ability to hedge against zinc and lead price risk in a timely manner may be adversely affected by the smaller volume of transactions in both the zinc and lead markets. Further, there can be no assurance that the use of hedging techniques will always be to our benefit. Hedging instruments which protect against market price volatility may prevent us from realizing the benefit from subsequent increases in market prices with respect to covered production. This limitation would limit our revenues and profits. Hedging contracts are also subject to the risk that the other party may be unable or unwilling to perform its obligations under these contracts. Any significant nonperformance could have a material adverse effect on our financial condition and results of operations.

  The exploration of mineral properties is highly speculative in nature, involves substantial expenditures and is frequently non-productive.

        Our future growth and profitability will depend, in part, on our ability to identify and acquire additional mineral rights, and on the costs and results of our continued exploration and development programs. Competition for attractive mineral exploration properties is intense. Our strategy is to expand our reserves through a broad program of exploration. Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

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  establish ore reserves through drilling and metallurgical and other testing techniques;

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  determine metal content and metallurgical recovery processes to extract metal from the ore; and

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  construct, renovate or expand mining and processing facilities.

        If we discover ore, it usually takes several years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production may change. As a result of these uncertainties, there can be no assurance that we will successfully acquire additional mineral rights, or that our exploration programs will result in new proven and probable reserves in sufficient quantities to justify commercial operations in any of our properties, other than the San Cristobal project.

        We consider from time to time the acquisition of operating or formerly operating mines. Our decisions to acquire these properties are based on a variety of factors including historical operating results, estimates of and assumptions about future reserves, cash and other operating costs, metals prices and projected economic returns, and evaluations of existing or potential liabilities associated with the property and its operation. Other than historical operating results, all of these may differ significantly from our estimates and assumptions. In addition, there is intense competition for attractive properties. Accordingly, there is no assurance that our acquisition efforts will result in profitable mining operations.

  Our profitability depends, in part, on actual economic returns and actual costs of developing mines, which may differ significantly from our estimates and involve unexpected problems and delays.

        None of our mineral properties, including the San Cristobal project, has an operating history upon which we can base estimates of future cash operating costs. Our decision to develop the San Cristobal project is based on feasibility studies. Decisions about the development of other projects in the future may also be based on feasibility studies. Feasibility studies derive estimates of reserves and operating costs and project economic returns. Estimates of economic returns are based, in part, on assumptions about future metals prices. Our profitability will be affected by changes in the price of metals. Feasibility studies derive estimates of average cash operating costs based upon, among other things:

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  anticipated tonnage, grades and metallurgical characteristics of ore to be mined and processed;

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  anticipated recovery rates of silver and other metals from the ore;

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  cash operating costs of comparable facilities and equipment; and

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  anticipated climatic conditions.

        Actual cash operating costs, production and economic returns may differ significantly from those anticipated by our studies and estimates.

        There are a number of uncertainties inherent in the development and construction of any new mine, including the San Cristobal project. These uncertainties include:

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  the timing and cost, which can be considerable, of the construction of mining and processing facilities;

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  the availability and cost of skilled labor, power, water and transportation;

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  the availability and cost of appropriate smelting and refining arrangements;

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  the need to obtain necessary environmental and other governmental permits, and the timing of those permits; and

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  the availability of funds to finance construction and development activities.

        The costs, timing and complexities of mine construction and development are increased by the remote location of many mining properties, like the San Cristobal project. It is common in new mining operations to experience unexpected problems and delays during development, construction and mine start-up. In addition, delays in the commencement of mineral production often occur. Accordingly, there is no assurance that our future development activities will result in profitable mining operations.

  Title to our mineral properties may be challenged.

        Our policy is to seek to confirm the validity of our rights to title to, or contract rights with respect to, each mineral property in which we have a material interest. However, we cannot guarantee that title to our properties will not be challenged. Title insurance generally is not available, and our ability to ensure that we have obtained secure claim to individual mineral properties or mining concessions may be severely constrained. We have not conducted surveys of all of the claims in which we hold direct or indirect interests and, therefore, the precise area and location of these claims may be in doubt. Accordingly, our mineral properties may be subject to prior unregistered agreements, transfers or claims, and title may be affected by, among other things, undetected defects. In addition, we may be unable to operate our properties as permitted or to enforce our rights with respect to our properties.

  We may lose rights to properties if we fail to meet payment requirements or development or production schedules.

        We derive the rights to some of our mineral properties, including some of our principal properties at the San Cristobal project, from leaseholds or purchase option agreements which require the payment of rent or other installment fees. If we fail to make these payments when they are due, our rights to the property may lapse. There can be no assurance that we will always make payments by the requisite payment dates. In addition, some contracts with respect to our mineral properties require development or production schedules. There can be no assurance that we will be able to meet any or all of the development or production schedules. In addition, our ability to transfer or sell our rights to some of our mineral properties requires governmental approvals or third party consents, which may not be granted.

  We cannot insure against all of the risks associated with mining.

        The business of mining is subject to a number of risks and hazards, including:

  •
  adverse environmental effects;

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  industrial accidents;

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  labor disputes;

  •
  technical difficulties due to unusual or unexpected geologic formations;

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  failures of pit walls; and

  •
  flooding and periodic interruptions due to inclement or hazardous weather conditions.

        These risks can result in, among other things:

  •
  damage to, and destruction of, mineral properties or production facilities;

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  personal injury;

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  environmental damage;

  •
  delays in mining;

  •
  monetary losses; and

  •
  legal liability.

        Although we maintain, and intend to continue to maintain, insurance with respect to our operations and mineral properties within ranges of coverage consistent with industry practice, there can be no assurance that insurance will be available at economically feasible premiums. Insurance against environmental risks is not generally available. These environmental risks include potential liability for pollution or other disturbances resulting from mining exploration and production. In addition, not all risks associated with developing and producing silver, zinc, lead and other metals are included in coverage and some covered risks may result in liabilities which exceed policy limits. Further, we may elect to not seek coverage for all risks. The occurrence of an event that is not fully covered, or covered at all, by insurance, could have a material adverse effect on our financial condition and results of operations.

  Our San Cristobal project and our exploration activities are in countries with developing economies and are subject to the risks of political and economic instability associated with these countries.

        We currently conduct exploration activities in countries with developing economies including Bolivia, Mexico and Peru in Latin America. These countries and other emerging markets in which we may conduct operations have from time to time experienced economic or political instability. We may be materially adversely affected by risks associated with conducting operations in countries with developing economies, including:

  •
  political instability and violence;

  •
  war and civil disturbance;

  •
  expropriation or nationalization;

  •
  changing fiscal regimes;

  •
  fluctuations in currency exchange rates;

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  high rates of inflation;

  •
  underdeveloped industrial and economic infrastructure; and

  •
  unenforceability of contractual rights.

        In particular, Bolivia has experienced slow economic growth and increasing political and economic instability in the last three years. In late 2003, there were violent demonstrations in La Paz and elsewhere in Bolivia, protesting the free-trade policies of the Bolivian government and specifically the proposed export of natural gas to the U.S. through Chile and the impact of U.S. policies regarding the drug trade. These demonstrations resulted in the resignation of President Lozada, in October 2003, and his replacement by President Mesa. Although to date these conditions and events have not caused any adverse impact on our San Cristobal project, there can be no assurance regarding when or whether these political and economic uncertainties will be successfully resolved, that the political and economic climate may not become more unstable or that the political and economic uncertainties would not have an adverse impact on the development of San Cristobal.

        Changes in mining or investment policies or shifts in the prevailing political climate in any of the countries in which we conduct exploration and development activities could adversely affect our business. Our operations may be affected in varying degrees by government regulations with respect to, among other things:

  •
  production restrictions;

  •
  price controls;

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  export and import controls;

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  income and other taxes;

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  maintenance of claims;

  •
  environmental legislation;

  •
  foreign ownership restrictions;

  •
  foreign exchange and currency controls;

  •
  labor;

  •
  welfare benefit policies;

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  land use;

  •
  land claims of local residents;

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  water use; and

  •
  mine safety.

        We cannot accurately predict the effect of these factors. In addition, legislation in the United States regulating foreign trade, investment and taxation could have a material adverse effect on our financial condition and results of operations.

  Our activities are subject to foreign environmental laws and regulations which may materially adversely affect our future operations.

        We conduct mineral exploration and development activities primarily in Central America and South America, and are most active in Bolivia, where the San Cristobal project is located, and Mexico. With the development of San Cristobal, we also expect to conduct mining operations in Bolivia. These countries have laws and regulations which control the exploration and mining of mineral properties and their effects on the environment, including air and water quality, mine reclamation, waste handling and disposal, the protection of different species of flora and fauna and the preservation of lands. These laws and regulations will require us to acquire permits and other authorizations for certain activities. In many countries, including Bolivia, there is relatively new comprehensive environmental legislation, and the permitting and authorization processes may be less established and less predictable than they are in the United States. There can be no assurance that we will be able to acquire necessary permits or authorizations on a timely basis, if at all. Delays in acquiring any permit or authorization could increase the development cost of San Cristobal or other projects and could delay the commencement of production.

        Environmental legislation in many countries is evolving in a manner which will likely require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. In Bolivia, where there is relatively new environmental legislation, enforcement activities and strategies may be under development, and thus may be less predictable than in the United States. We cannot predict what environmental legislation or regulations will be enacted or adopted in the future or how future laws and regulations will be administered or interpreted. Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or regulatory agencies or stricter interpretation of existing laws, may (1) necessitate significant capital outlays, (2) cause us to delay, terminate or otherwise change our intended activities with respect to one or more projects and (3) materially adversely affect our future operations.

        Many of our exploration and development properties are located in historic mining districts where prior owners may have caused environmental damage which may not be known to us or to the regulators. In most cases, we have not sought complete environmental analyses of our mineral properties and have not conducted comprehensive reviews of the environmental laws and regulations in every jurisdiction in which we own or control mineral properties. To the extent we are subject to environmental requirements or liabilities, the cost of compliance with these requirements and satisfaction of these liabilities would reduce our net cash flow and could have a material adverse effect on our financial condition and results of operations. If we are unable to fund fully the cost of remediation of any environmental condition, we may be required to suspend operations or enter into interim compliance measures pending completion of the required remediation.

  We compete against larger and more experienced companies.

        The mining industry is intensely competitive. Many of the largest mining companies are primarily producers of base metals, and may become interested in the types of silver deposits on which we are focused because these deposits typically are polymetallic, containing significant quantities of base metals including zinc, lead and copper. Many of these companies have greater financial resources, operational experience and technical capabilities than we have. We may encounter increasing competition from other mining companies in our efforts to acquire mineral properties and hire experienced mining professionals. Increased competition in our business could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

  Our ability to obtain dividends or other distributions from our subsidiaries may be subject to restrictions imposed by law and foreign currency exchange regulations.

        We conduct, and will continue to conduct, all of our operations through subsidiaries. Our ability to obtain dividends or other distributions from our subsidiaries may be subject to restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdictions in which the subsidiaries operate. Our subsidiaries' ability to pay dividends or make other distributions to us is also subject to their having sufficient funds to do so. If our subsidiaries are unable to pay dividends or make other distributions, our growth may be inhibited unless we are able to obtain additional debt or equity financing on acceptable terms. In the event of a subsidiary's liquidation, we may lose all or a portion of our investment in that subsidiary.

  We may not be able to raise the funds necessary to explore and develop our mineral properties.

        Although we have raised approximately $209 million through equity sales in early 2004 and additional net proceeds of $193 million from an offering of convertible notes in March and April of 2004, we will need additional external financing to develop and construct the San Cristobal project and to fund the exploration and development of our other mineral properties. Sources of external financing may include bank borrowings and future debt and equity offerings. There can be no assurance that financing will be available on acceptable terms, or at all. The failure to obtain financing would have a material adverse effect on our growth strategy and our results of operations and financial condition. The mineral properties that we are likely to develop are expected to require significant capital expenditures. There can be no assurance that we will be able to secure the financing necessary to retain our rights to, or to begin or sustain production at, our mineral properties.

  We depend on the services of key executives.

        We are dependent on the services of key executives including our chairman and our chief executive officer and a small number of highly skilled and experienced executives and personnel focused on the development of the San Cristobal project. Due to the relatively small size of Apex Limited, the loss of these persons or our inability to attract and retain additional highly skilled employees required for the development of the San Cristobal project may delay or otherwise adversely affect the development of the San Cristobal project, which could have a material adverse effect on our business or future operations.

  The substantial control of Apex Limited by our directors, officers and 5% shareholders may have a significant effect in delaying, deferring or preventing a change in control of Apex Limited or other events which could be of benefit to our other shareholders.

        As of July 21, 2004, Thomas S. Kaplan and the other directors of Apex Limited and officers of Apex Silver Mines Corporation, together with members of their families and entities that may be deemed to be affiliates of or related to these persons or entities, and 5% shareholders beneficially owned approximately 25 million shares, or 53%, of our outstanding shares, assuming the conversion of currently exercisable options and warrants. This level of ownership by these persons may have a significant effect in delaying, deferring or preventing a change in control of Apex Limited or other events which could be of benefit to our other shareholders.

  Apex Limited and certain lower tier subsidiaries may be treated as passive foreign investment companies for U.S. federal income tax purposes.

        We believe that we likely will be a passive foreign investment company, or PFIC, with respect to 2004 as well as potentially with respect to future years. If we are a PFIC, U.S. holders of securities that are not treated as debt for U.S. federal income tax purposes will be subject to certain adverse U.S. federal income tax rules. Under the PFIC rules, a U.S. holder who disposes or is deemed to dispose of such securities at a gain, or who receives or is deemed to receive certain distributions with respect to such securities, generally will be required to treat such gain or distributions as ordinary income and pay an interest charge on the tax imposed with respect thereto. In addition, certain elections that may sometimes be used to reduce the adverse impact of the PFIC rules ("QEF elections" and "mark-to-market" elections) will not be available with respect to such securities. The PFIC rules are extremely complex, and prospective investors are urged to consult their own tax advisers regarding the potential consequences to them of Apex Limited being classified as a PFIC.

        We have in certain prior filings stated that we believed that (i) Apex Limited may be considered a PFIC but (ii) none of our non-U.S. lower tier subsidiaries was a corporation for U.S. tax purposes that would itself be considered to be a PFIC. We now believe that certain of our non-U.S. lower tier subsidiaries, including the subsidiary that contains the principal assets associated with the San Cristobal project, were corporations for U.S. tax purposes that constituted PFICs in certain prior years. As a result, there is a possibility that some shareholders may suffer adverse U.S. federal income tax consequences that arguably might not have been suffered had they been aware of the PFIC status of these lower tier subsidiaries. Such shareholders may, however, be able to make retroactive elections in some cases that would mitigate any such adverse consequences. Moreover, under applicable proposed regulations, the fact that our lower tier subsidiaries of any consequence may not have had earnings and profits for any taxable year since formation may arguably eliminate any such tax consequences in respect of prior taxable years. For the current and all subsequent taxable years, we believe that the potential for our lower tier subsidiaries to be classified as PFICs with respect to new investors can be substantially eliminated without adverse tax consequences.

        In the future, holders of our shares may claim that they have suffered adverse tax consequences for which they could have taken remedial action if they had been aware that such subsidiaries constituted PFICs. It is not possible for us to determine the number of shareholders, if any, that might make such a claim or to determine the merits or impact of such claims on us and whether such claims may be material to us.

RATIO OF EARNINGS TO FIXED CHARGES

        We are a mining exploration and development company that holds a portfolio of silver exploration and development properties in South America, Mexico, and Central Asia. None of these properties are in production, and, consequently, we have no current operating income or operating cash flow. Accordingly, no ratios are shown for any of the years ended December 31, 1999, 2000, 2001, 2002 and 2003 and the three-month period ended March 31, 2004 as earnings were not sufficient to cover fixed charges. As of the date of this prospectus, we have not issued any preference shares. We have not had any material amount of indebtedness for which interest payments were required during the years ended December 31, 1999, 2000, 2001, 2002 and 2003 and the three-month period ended March 31, 2004. Therefore, the amount by which earnings were inadequate to cover fixed charges is not material.

USE OF PROCEEDS

        Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used to finance a portion of the construction and development of the San Cristobal project, advance evaluation of certain exploration properties or for other general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities from time to time in one or more series. The following description summarizes the general terms of the debt securities that we may offer pursuant to this prospectus that are common to all series. The particular terms of any series of our debt securities will be described in the prospectus supplement relating to those debt securities. We urge you to read the applicable prospectus supplement for the terms of the series of debt securities offered because the terms of specific series of debt securities may differ from the general information that we have provided below.

        We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that our company may be recognized as a creditor of those subsidiaries. Claims of creditors of our subsidiaries other than our company may include substantial amounts of long-term debt, commercial paper and other short-term borrowings.

        As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an "indenture." An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The debt securities will be issued pursuant to an indenture that we will enter into with a trustee, which we will select. When we refer to the "indenture" in this prospectus, we are referring to the indenture under which your debt securities are issued, as may be supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the indenture. Second, the trustee performs certain administrative duties for us with respect to the debt securities.

        A prospectus supplement will describe the specific terms of any particular series of debt securities, including any of the terms in this section that will not apply to that series, and any special considerations, including tax considerations, applicable to those debt securities. The prospectus supplement relating to each series of debt securities that we offer using this prospectus will be attached to the front of this prospectus. In some instances, certain of the precise terms of debt securities you are offered may be described in a further prospectus supplement, known as a "pricing supplement." If information in a prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and, where applicable, supersede the information in this prospectus.

        Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that will be included in the indenture. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. We urge you to read the indenture and any supplement thereto that are applicable to you. The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" for information on how to obtain a copy of the indenture.

General

        The senior debt securities will have the same ranking as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.

        The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

  •
  the title of the debt securities;

  •
  any limit upon the aggregate principal amount of the debt securities;

  •
  the date or dates, or the method of determining the dates, on which the debt securities will mature;

  •
  the interest rate or rates of the debt securities, or the method of determining those rates, the interest payment dates and, for registered debt securities, the regular record dates;

  •
  if a debt security is issued with original issue discount, the yield to maturity;

  •
  the places where payments may be made on the debt securities;

  •
  any mandatory or optional redemption provisions applicable to the debt securities;

  •
  any sinking fund or analogous provisions applicable to the debt securities;

  •
  any conversion or exchange provisions applicable to the debt securities;

  •
  any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

  •
  the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of the debt securities;

  •
  any deletions of, or changes or additions to, the events of default or covenants applicable to the debt securities;

  •
  if other than U.S. dollars, the currency or currencies in which payments of principal, premium and/or interest on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

  •
  the method of determining the amount of any payments on the debt securities which are linked to an index;

  •
  whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons,

  •
  or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

  •
  any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants;

  •
  whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts; and

  •
  any other specific terms of the debt securities.

        Unless otherwise specified in the applicable prospectus supplement, (1) the debt securities will be registered debt securities and (2) debt securities denominated in U.S. dollars will be issued, in the case of registered debt securities, in denominations of $1,000 or an integral multiple of $1,000 and, in the case of bearer debt securities, in denominations of $5,000. Debt securities may bear legends required by United States federal tax law and regulations.

        If any of the debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

        Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest during all or a part of the time that these debt securities are outstanding or bear interest at below-market rates and will be sold at a discount below their stated principal amount at maturity. The prospectus supplement will also contain special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

Exchange, Registration and Transfer

        of the security registrar or at any other office or agency maintained by our company for these purposes, without the payment of any service charge, except for any tax or governmental charges. The senior trustee initially will be the designated security registrar in the United States for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the United States for the subordinated debt securities.

        If debt securities are issuable as both registered debt securities and bearer debt securities, the bearer debt securities will be exchangeable for registered debt securities. Except as provided below, bearer debt securities will have outstanding coupons. If a bearer debt security with related coupons is surrendered in exchange for a registered debt security between a record date and the date set for the payment of interest, the bearer debt security will be surrendered without the coupon relating to that interest payment and that payment will be made only to the holder of the coupon when due.

        In the event of any redemption in part of any class or series of debt securities, we will not be required to:

  •
  issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 days before any selection of debt securities of that series to be redeemed and the close of business on:

  •
  if debt securities of the series are issuable only as registered debt securities, the day of mailing of the relevant notice of redemption, and

  •
  if debt securities of the series are issuable as bearer debt securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered debt securities and there is no publication, the day of mailing of the relevant notice of redemption;

  •
  register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part; or

  •
  exchange any bearer debt security selected for redemption, except to exchange it for a registered debt security which is simultaneously surrendered for redemption.

Payment and Paying Agent

        We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent. Payment of interest on fully registered securities may be made at our option by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement.

        We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on any debt security or coupon remains unclaimed at the end of two years after that amount became due and payable, the paying agent will release any unclaimed amounts to our company, and the holder of the debt security or coupon will look only to our company for payment.

Global Securities

        A global security represents one or any other number of individual debt securities. Generally all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depositary Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that are issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be registered holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Temporary Global Securities

        All or any portion of the debt securities of a series that are issuable as bearer debt securities initially may be represented by one or more temporary global debt securities, without interest coupons, to be deposited with the depositary for credit to the accounts of the beneficial owners of the debt securities or to other accounts as they may direct. On and after an exchange date provided in the applicable prospectus supplement, each temporary global debt security will be exchangeable for definitive debt securities in bearer form, registered form, definitive global bearer form or any combination of these forms, as specified in the prospectus supplement. No bearer debt security delivered in exchange for a portion of a temporary global debt security will be mailed or delivered to any location in the United States.

        Interest on a temporary global debt security will be paid to the depositary with respect to the portion held for its account only after they deliver to the trustee a certificate which states that the portion:

  •
  is not beneficially owned by a United States person;

  •
  has not been acquired by or on behalf of a United States person or for offer to resell or for resale to a United States person or any person inside the United States; or

  •
  if a beneficial interest has been acquired by a United States person, that the person is a financial institution, as defined in the Internal Revenue Code, purchasing for its own account or has acquired the debt security through a financial institution and that the debt securities are held by a financial institution that has agreed in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the regulations to the Internal Revenue Code and that it did not purchase for resale inside the United States.

        The certificate must be based on statements provided by the beneficial owners of interests in the temporary global debt security. The depositary will credit the interest received by it to the accounts of the beneficial owners of the debt security or to other accounts as they may direct.

        "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust with income subject to United States federal income taxation regardless of its source.

Definitive Global Securities

        Bearer Securities. The applicable prospectus supplement will describe the exchange provisions, if any, of debt securities issuable in definitive global bearer form. We will not deliver any bearer debt securities delivered in exchange for a portion of a definitive global debt security to any location in the United States.

        U.S. Book-Entry Securities. Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the United States will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of participating institutions that have accounts with the depositary or its nominee. The accounts to be credited shall be designated by the underwriters or agents for the sale of U.S. book-entry debt securities or by our company, if these debt securities are offered and sold directly by our company.

        Ownership of U.S. book-entry debt securities will be limited to participants or persons that may hold interests through participants. In addition, ownership of U.S. book-entry debt securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee for the definitive global debt security or by participants or persons that hold through participants.

        So long as the depositary or its nominee is the registered owner of a global debt security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the U.S. book-entry debt securities represented by that global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, U.S. book-entry debt securities will be made to the depositary or its nominee as the registered owner or the holder of the global debt security representing the U.S. book-entry debt securities. Owners of U.S. book-entry debt securities:

  •
  will not be entitled to have the debt securities registered in their names;

  •
  will not be entitled to receive physical delivery of the debt securities in definitive form; and

  •
  will not be considered the owners or holders of the debt securities under the indenture.

The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws impair the ability to purchase or transfer U.S. book-entry debt securities.

        We expect that the depositary for U.S. book-entry debt securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive global debt security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

Covenants of the Company

        We may, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer all or substantially all of our company's properties and assets to another person provided that:

  •
  the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures; and

  •
  immediately after giving effect to the transaction, there is no default under the applicable indenture.

        The remaining or acquiring person will be substituted for our company in the indentures with the same effect as if it had been an original party to the indenture. A prospectus supplement will describe any other limitations on the ability of our company to merge into, consolidate with, or convey or transfer all or substantially all or our properties and assets to, another person.

Satisfaction and Discharge; Defeasance

        We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or U.S. government obligations or foreign government securities, as the case may be, to pay all the principal, interest and any premium due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the applicable indenture. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all other sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers' certificate and an opinion of counsel which state that the required conditions have been satisfied.

        Each indenture contains a provision that permits our company to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we effect a legal defeasance, some of our obligations will continue, including obligations to:

  •
  maintain and apply money in the defeasance trust,

  •
  register the transfer or exchange of the debt securities,

  •
  replace mutilated, destroyed, lost or stolen debt securities, and

  •
  maintain a registrar and paying agent in respect of the debt securities.

        Each indenture also permits our company to elect to be released from our obligations under specified covenants and from the consequences of an event of default resulting from a breach of those covenants. To make either of the above elections, we must deposit in trust with the trustee cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars, and/or foreign government securities if the debt securities are denominated in a foreign currency, which through the payment of principal and interest under their terms will provide sufficient amounts, without reinvestment, to repay in full those debt securities. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and times as would have been the case if the deposit and defeasance had not occurred. In the case of a legal defeasance only, the opinion of counsel must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law.

        The indentures specify the types of U.S. government obligations and foreign government securities that we may deposit.

Events of Default, Notice and Waiver

        Each indenture defines an event of default with respect to any class or series of debt securities as one or more of the following events:

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  failure to pay interest on any debt security of the class or series for 30 days when due;

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  failure to pay the principal or any premium on any debt securities of the class or series when due;

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  failure to make any sinking fund payment for 30 days when due;

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  failure to perform any other covenant in the debt securities of the series or in the applicable indenture with respect to debt securities of the series for 90 days after being given notice; and occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture.

An event of default for a particular class or series of debt securities does not necessarily constitute an event of default for any other class or series of debt securities issued under an indenture.

        In the case of an event of default arising from events of bankruptcy or insolvency set forth in the indenture, all outstanding debt securities will become due and payable immediately without further action or notice. If any other event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.

        The holders of a majority in aggregate principal amount of the debt securities then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of that series.

        Each indenture requires the trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of debt securities, give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term "default" for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series.

        Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability.

        Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

Modification of the Indentures

        We and the applicable trustee may modify an indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.

        We and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

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  change the stated maturity of any debt security;

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  reduce the principal, premium, if any, or rate of interest on any debt security;

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  change any place of payment or the currency in which any debt security is payable;

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  impair the right to enforce any payment after the stated maturity or redemption date;

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  adversely affect the terms of any conversion right;

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  reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture;

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  change any of our obligations, with respect to outstanding debt securities of a series, to maintain an office or agency in the places and for the purposes specified in the indenture for the series; or

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  change the provisions in the indenture that relate to its modification or amendment other than to increase the percentage of outstanding debt securities of any series required to consent to any modification or waiver under the indenture.

Meetings

        The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee and also, upon request, by our company or the holders of at least 25% in principal amount of the outstanding debt securities of a series, in any case upon notice given in accordance with "Notices" below. Persons holding a majority in principal amount of the outstanding debt securities of a series will constitute a quorum at a meeting. A meeting called by our company or the trustee that does not have a quorum may be adjourned for not less than 10 days. If there is not a quorum at the adjourned meeting, the meeting may be further adjourned for not less than 10 days. Any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series, except for any consent which must be given by the holders of each debt security affected by the modifications or amendments of an indenture described above under "Modification of the Indentures." However, a resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given, or taken by the holders of a specified percentage, which is equal to or less than a majority, in principal amount of outstanding debt securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with an indenture will be binding on all holders of debt securities of that series and the related coupons. The indentures provide that specified consents, waivers and other actions may be given by the holders of a specified percentage of outstanding debt securities of all series affected by the modification or amendment, acting as one class. For purposes of these consents, waivers and actions, only the principal amount of outstanding debt securities of any series represented at a meeting at which a quorum is present and voting in favor of the action will be counted for purposes of calculating the aggregate principal amount of outstanding debt securities of all series affected by the modification or amendment favoring the action.

Notices

        In most instances, notices to holders of bearer debt securities will be given by publication at least once in a daily newspaper in New York, New York and in London, England and in other cities as may be specified in the bearer debt securities and will be mailed to those persons whose names and addresses were previously filed with the applicable trustee, within the time prescribed for the giving of the notice. Notice to holders of registered debt securities will be given by mail to the addresses of those holders as they appear in the security register.

Title

        Title to any bearer debt securities and any related coupons will pass by delivery. We, the trustee, and any agent of ours or the trustee may treat the holder of any bearer debt security or related coupon and, prior to due presentment for registration of transfer, the registered owner of any registered debt security as the absolute owner of that debt security for the purpose of making payment and for all other purposes, regardless of whether or not that debt security or coupon shall be overdue and notwithstanding any notice to the contrary.

Replacement of Securities Coupons

        Debt securities or coupons that have been mutilated will be replaced by our company at the expense of the holder upon surrender of the mutilated debt security or coupon to the security registrar. Debt securities or coupons that become destroyed, stolen, or lost will be replaced by our company at the expense of the holder upon delivery to the security registrar of evidence of its destruction, loss, or theft satisfactory to our company and the security registrar. In the case of a destroyed, lost, or stolen debt security or coupon, the holder of the debt security or coupon may be required to provide reasonable security or indemnity to the trustee and our company before a replacement debt security will be issued.

Governing Law

        The indentures, the debt securities, and the coupons will be governed by, and construed under, the laws of the State of New York without regard to the principles of conflicts of laws.

Concerning the Trustees

        We may from time to time maintain lines of credit, and have other customary banking relationships, with any of the trustees.

Senior Debt Securities

        The senior debt securities will rank equally with all of our company's other unsecured and non-subordinated debt.

Certain Covenants in the Senior Indenture

        The prospectus supplement relating to a series of senior debt securities will describe any material covenants in respect of that series of senior debt securities.

Subordinated Debt Securities

        The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. In addition, claims of creditors and preferred shareholders of our subsidiaries generally will have priority with respect to the assets and earnings of our subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, and preferred shareholders of our subsidiaries with regard to the assets of our subsidiaries. Creditors of our subsidiaries include trade creditors, secured creditors and creditors holding guarantees issued by our subsidiaries.

        Unless otherwise specified in a prospectus supplement, senior indebtedness shall mean the principal of, premium, if any, and interest on, all indebtedness for money borrowed by our company and any deferrals, renewals, or extensions of any senior indebtedness. Indebtedness for money borrowed by our company includes all indebtedness of another person for money borrowed that we guarantee, other than the subordinated debt securities, whether outstanding on the date of execution of the subordinated indenture or created, assumed or incurred after the date of the subordinated indenture. However, senior indebtedness will not include any indebtedness that expressly states to have the same rank as the subordinated debt securities or to rank junior to the subordinated debt securities. Senior indebtedness will also not include:

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  any of our obligations to our subsidiaries; and

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  any liability for federal, state, local or other taxes owed or owing by our company.

The senior debt securities constitute senior indebtedness under the subordinated indenture. A prospectus supplement will describe the relative ranking among different series of subordinated debt securities.

        Unless otherwise specified in a prospectus supplement, we may not make any payment on the subordinated debt securities and may not purchase, redeem, or retire any subordinated debt securities if any senior indebtedness is not paid when due or the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or the senior indebtedness has been paid in full. We may, however, pay the subordinated debt securities without regard to these limitations if the subordinated trustee and our company receive written notice approving the payment from the representatives of the holders of senior indebtedness with respect to which either of the events set forth above has occurred and is continuing. Unless otherwise specified in a prospectus supplement, during the continuance of any default with respect to any designated senior indebtedness under which its maturity may be accelerated immediately without further notice or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for 90 days after the receipt by the subordinated trustee of written notice of a default from the representatives of the holders of designated senior indebtedness. If the holders of designated senior indebtedness or the representatives of those holders have not accelerated the maturity of the designated senior indebtedness at the end of the 90 day period, we may resume payments on the subordinated debt securities. Only one notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to designated senior indebtedness during that period.

        In the event that we pay or distribute our company's assets to creditors upon a total or partial liquidation, dissolution or reorganization of our company or our company's property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness as their interests may appear. However, holders of subordinated debt securities will be permitted to receive distributions of shares and debt securities subordinated to the senior indebtedness. If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, the holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

        If payment of the subordinated debt securities is accelerated because of an event of default, either we or the subordinated trustee will promptly notify the holders of senior indebtedness or the representatives of the holders of the acceleration. We may not pay the subordinated debt securities until five business days after the holders or the representatives of the senior indebtedness receive notice of the acceleration. Afterwards, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.

        As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness.

        The prospectus supplement relating to a series of subordinated debt securities will describe any material covenants in respect of any series of subordinated debt securities.

DESCRIPTION OF PREFERENCE SHARES

        The following is a description of the material general terms and provisions of the preference shares. The particular terms of any class or series of preference shares will be described in the applicable prospectus supplement.

        The following summary of terms of our preference shares is not complete. You should refer to the provisions of our Memorandum of Association, the Articles of Association and the resolutions of the Board of Directors relating to the approval and terms of each class or series of the preference shares which will be filed with the SEC at or prior to the time of issuance of a class or series of the preference shares.

        We are authorized to issue up to 75,000,000 shares of our company, par value $.01 per share. The Board of Directors has the power to designate whether an issue of shares shall be ordinary shares or preference shares. As of July 1, 2004, 47,402,779 ordinary shares were outstanding and no preference shares were outstanding. Subject to limitations prescribed by law, the Board of Directors is authorized at any time to:

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  issue one or more classes or series of preference shares;

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  determine the designation for any class or series of preference shares; and

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  determine the number of shares in any class or series.

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  The Board of Directors in approving the issuance of a class or series of preference shares shall determine, and the applicable prospectus supplement will set forth with respect to the class or series, the following:

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  whether dividends on that class or series of preference shares will be cumulative or non-cumulative;

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  the dividend rate and rights in respect of dividends on the preference shares of that class or series;

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  the liquidation preference per share of that class or series of preference shares, if any;

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  the voting powers, if any, of the preference shares of that class or series;

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  any redemption and sinking fund provisions applicable to that class or series of preference shares;

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  any conversion provisions applicable to that class or series of preference shares;

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  the terms of any other preferences or other rights and limitations, if any, applicable to that class or series of preference shares.

Dividends

        Holders of preference shares will be entitled to receive, when, as and if declared by the Board of Directors, dividends at the rates and on the dates as set forth in the prospectus supplement. Except as set forth below, no dividends will be declared or paid on any class or series of preference shares unless full dividends for all classes or series of preference shares which have the same rank as, or rank senior to, that class or series of preference shares, including any unpaid cumulative dividends, have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared pro rata so that the amount of dividends declared per share on that class or series of preference shares and on each other class or series of preference shares having the same rank as, or ranking senior to, that class or series of preference shares will in all cases bear to each other the same ratio that accrued dividends per share on that class or series of preference shares and the other preference shares bear to each other. In addition, generally, unless all dividends on the preference shares have been paid, no dividends will be declared or paid on the ordinary shares and generally we may not redeem or purchase any ordinary shares.

Convertibility

        No class or series of preference shares will be convertible into, or exchangeable for, other securities or property except as set forth in the prospectus supplement.

Redemption and Sinking Fund

        No class or series of preference shares will be redeemable or receive the benefit of a sinking fund except as set forth in the prospectus supplement.

Liquidation

        In the event we voluntarily or involuntarily liquidate, dissolve, or wind up our affairs, the holders of each class or series of preference shares will be entitled to receive the liquidation preference per share specified in the prospectus supplement plus an amount equal to accrued and unpaid dividends, if any, before any distribution to the holders of ordinary shares. If the amounts payable with respect to preference shares are not paid in full, the holders of preference shares will share ratably in any distribution of assets based upon the aggregate liquidation preference for all outstanding shares for each class or series. After the holders of preference shares are paid in full, they will have no right or claim to any of our remaining assets.

Voting

        Except as indicated below or in the prospectus supplement, the holders of preference shares will not be entitled to vote. If the equivalent of six quarterly dividends payable on any class or series of preference shares is in default, the number of directors constituting our Board of Directors will be increased by two and the holders of that class or series of preference shares, voting together as a class with all other classes or series of preference shares entitled to vote on the election of directors, will be entitled to elect those additional directors. In the event of a default, the Board of Directors will call a special meeting for the holders of all affected classes or series within 10 business days of the default for the purpose of electing the additional directors. Alternatively, the holders of record of a majority of the outstanding shares of all affected classes or series who are entitled to participate in the election of directors may elect the additional directors by written consent. If all accumulated dividends on any class or series of preference shares have been paid in full, the holders of shares of that class or series will no longer have the right to vote on directors and the term of office of each director so elected will terminate and the number of our directors will, without further action, be reduced by two.

        The majority vote of the holders of two-thirds of the outstanding shares of each class or series of preference shares voting together as a class, is required to authorize any amendment, alteration or repeal of the Articles of Association, the Memorandum of Association or the adoption of a special resolution by the shareholders of our company which would adversely affect the powers, preferences or special rights of the preference shares, including authorizing any class or series of shares with superior dividend and liquidation preferences.

Miscellaneous

        The holders of preference shares will have no preemptive rights. The preference shares, when issued, will be fully paid and nonassessable. Preference shares that we redeem or otherwise reacquire will resume the status of authorized and unissued shares of share capital undesignated as to class or series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preference shares while there is any arrearage on sinking fund installments except as may be set forth in a prospectus supplement. Neither the par value nor the liquidation preference is indicative of the price at which the preference shares will actually trade on or after the date of issuance. Payment of dividends on any class or series of preference shares may be restricted by loan agreements, indentures and other transactions we may enter into.

No Other Rights

        The shares of a class or series of preference shares will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the prospectus supplement, the Memorandum of Association, the Articles of Association, the Board of Directors' resolution approving the issuance of preference shares or as otherwise required by law.

Transfer Agent and Registrar

        The transfer agent for each class or series of preference shares will be described in the prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer fractional shares of preference shares, rather than full shares of preference shares. If we do, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular class or series of preference shares. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preference shares overlying that depositary share, to all rights and preferences of the preference shares overlying that depositary share. Those rights may include dividend, voting, redemption and liquidation rights. The particular terms of any depositary shares will be described in the applicable prospectus supplement.

        The shares of preference shares overlying the depositary shares will be deposited with a bank or trust company selected by us under a deposit agreement between us and the depositary. A depositary receipt will evidence the depositary shares issued under the deposit agreement. The depositary will be the transfer agent, registrar, and dividend disbursing agent for the depositary shares.

        Holders of depositary receipts will agree to be bound by the deposit agreement. Any actions required to be taken by holders of depositary receipts, including filing proof of residence and paying applicable charges, will be set forth in the deposit agreement.

        The following summary of the material provisions of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, and the Board of Directors' resolutions approving the issuance of the depositary shares for the applicable class or series of preference shares that are, or will be, filed with the SEC.

Dividends

        The depositary will distribute all cash dividends or other cash distributions received in respect of the class or series of preference shares overlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date for the preference shares.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable class or series of preference shares, as set forth in the prospectus supplement.

Redemption

        If a class or series of preference shares overlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preference shares held by the depositary. Whenever we redeem any preference shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preference shares so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from our company and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preference shares and the depositary shares.

Voting

        Upon receipt of notice of any meeting at which the holders of preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preference shares. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preference shares overlying that holder's depositary shares. The record date for depositary receipts will be the same date as the record date for the preference shares. The depositary will try, as far as practicable, to vote the preference shares overlying the depositary shares in accordance with the provided instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preference shares to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preference Shares

        Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preference shares overlying the depositary shares. Partial shares of preference shares will not be issued. Holders of preference shares will not be entitled to deposit the shares under the deposit agreement to receive depositary receipts evidencing depositary shares for the preference shares.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between our company and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by our company or the depositary only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preference shares in connection with our dissolution and the distribution has been made to all the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preference shares and the initial issuance of the depositary shares, any redemption of the preference shares and all withdrawals of preference shares by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other applicable charges as provided in the deposit agreement to be for their accounts. The deposit agreement may list circumstances under which the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by depositary receipt if the charges are not paid.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preference shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preference shares.

        Neither we nor the depositary will be liable if either of us are prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the Deposit Agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the Deposit Agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give that information, and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering a notice to our company of its election to do so. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Federal Income Tax Consequences

        Owners of the depositary shares will be treated for federal income tax purposes as if they were owners of the preference shares overlying the depositary shares. Accordingly, those owners will be entitled to take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of the overlying preference shares. In addition:

  •
  no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preference shares in exchange for depositary shares,

  •
  the tax basis of each share of preference shares to an exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged, and

  •
  the holding period for preference shares in the hands of an exchanging owner of depositary shares will include the period during which that person owned the depositary shares.

DESCRIPTION OF ORDINARY SHARES

        As of the date of this prospectus, our authorized share capital consists of one class of 75,000,000 ordinary shares, par value $.01 per share, of which 47,402,779 ordinary shares were outstanding as of July 21, 2004.

        The ordinary shares offered by this prospectus are validly issued, fully paid and nonassessable. There are no provisions of Cayman Islands law, our Memorandum of Association (the "Memorandum") or our Articles of Association (the "Articles") which impose any limitation on the rights of shareholders to hold or vote ordinary shares by reason of their not being resident in the Cayman Islands.

Dividends

        Holders of ordinary shares are entitled to receive dividends ratably when and as declared by the Board of Directors. The right to receive dividends is also subject to the rights of holders of preference shares, if any.

Liquidation

        In the event of any dissolution, liquidation or winding up of Apex Limited, whether voluntary or involuntary, after there shall have been paid or set aside for payment to the holders of any outstanding shares ranking senior to the shares as to distribution on liquidation, distribution or winding up, the full amount to which they shall be entitled, the holders of the then outstanding ordinary shares shall be entitled to receive, pro rata according to the number of ordinary shares registered in the names of such shareholders, any of our remaining assets available for distribution to our shareholders; provided, if, at such time, the holder of ordinary shares has any outstanding debts, liabilities or engagements to or with us (whether presently payable or not, either alone or jointly with any other person, whether a shareholder or not (including, without limitation, any liability associated with the unpaid purchase price of such ordinary shares)), the liquidator appointed to oversee our liquidation shall deduct from the amount payable in respect of such ordinary shares the aggregate amount of such debts, liabilities and engagements and apply such amount to any of such holder's debts, liabilities or engagements to or with us (whether presently payable or not). The liquidator may distribute, in kind, to the holders of the ordinary shares remaining assets or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity and receive payment therefor in cash, shares or obligations of such other corporation, trust or entity or any combination thereof, and may sell all or any part of the consideration so received, and may distribute the consideration received or any balance or proceeds thereof to holders of the ordinary shares.

Voting Rights

        The Articles provide that the quorum required for a general meeting of the shareholders is not less than one shareholder present in person or by proxy holding at least 50 percent of the issued and outstanding shares entitled to vote at such meeting. Subject to applicable law and any provision of the Articles requiring a greater majority, we may from time to time by special resolution alter or amend the Memorandum or Articles; voluntarily liquidate, dissolve or wind-up our affairs; reduce our share capital or any capital, redemption or reserve funds, or any share premium account; or change our name or alter our objects.

        Each shareholder is entitled to one vote per share on all matters submitted to a vote of shareholders at any such meeting. All matters, including the election of directors, voted upon at any duly held shareholders' meeting shall be carried by ordinary resolution, except (i) approval of a merger, consolidation or amalgamation which requires (in addition to any regulatory or court approvals) the approval of at least seventy-five percent of the outstanding voting shares, voting together as a single class; (ii) any matter that must be approved by special resolution, including any amendment of the Memorandum and Articles; and (iii) as otherwise provided in the Articles. A special resolution requires the approval of at least two-thirds of the votes cast by holders of the outstanding voting shares voting together as a s ingle class represented in person or by proxy at a duly convened meeting. An ordinary resolution requires the approval of a simple majority of votes cast at a meeting of shareholders represented in person or by proxy.

        The Articles provide that, except as otherwise required by law and subject to the rights of the holders of any class or series of shares we have issued having a preference over the ordinary shares as to dividends or upon liquidation to elect directors in specified circumstances, extraordinary general meetings of the shareholders may be called only by (i) the directors or (ii) at the request in writing of shareholders owning at least 25 percent of the outstanding shares generally entitled to vote.

        The ordinary shares have noncumulative voting rights, which means that the holders of a majority of the ordinary shares may elect all of our directors and, in such event, the holders of the remaining ordinary shares will not be able to elect any directors. Our board of directors is presently divided into three classes, of three directors each. At present, each class is elected for a term of three years, with the result that shareholders will not vote for the election of a majority of directors in any single year. Pursuant to the Articles, directors may be removed by the shareholders only with the vote of 80 percent of the outstanding shares generally entitled to vote. The classified board provision and the removal of directors by shareholder provision can only be amended with the vote of 80 percent of the outstanding shares generally entitled to vote.

        This classified board provision could prevent a party who acquires control of a majority of the outstanding voting power from obtaining control of the board of directors until the second annual shareholders meeting following the date the acquirer obtains the controlling share interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could thus increase the likelihood that incumbent directors will retain their positions.

Preemptive Rights

        No holder of our outstanding shares shall, by reason of such holding, have any preemptive rights to subscribe to any additional issue of shares of any class or series nor to any security convertible into such shares.

Transfer of Shares

        The Articles also provide that the board of directors may suspend the registration of transfers of ordinary shares for such periods as the board of directors may determine, but shall not suspend the registration of transfers for more than 40 days.

Other Class or Series of Shares

        The Articles authorize the directors to create and issue one or more classes or series of shares and determine the rights and preferences of each such class or series, to the extent permitted by the Articles and applicable law. There are no other classes or series of shares outstanding.

Transfer Agent

        Our registrar and transfer agent for all ordinary shares is American Stock Transfer & Trust Company.

Differences in Corporate Law

        The Companies Law (2003 Revision) (the "Companies Law") of the Cayman Islands is modeled after that of England, and differs in certain respects from such laws generally applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Law (including such modifications thereto adopted pursuant to the Articles) applicable to us which differ from provisions generally applicable to United States corporations and their shareholders. These statements are a brief summary of certain significant provisions of the Companies Law and, as such, do not deal with all aspects of every law that may be relevant to corporations and their shareholders.

  Interested Directors

        Our Articles provide that any transaction we enter into in which a director has an interest is not voidable by us nor can such director be liable to us for any profit realized pursuant to such transaction. A director having an interest in a transaction is entitled to vote in respect of such transaction provided the nature of the interest is disclosed at or prior to the vote on such transaction.

  Mergers and Similar Arrangements

        We may acquire the business of another company and carry on such business when it is within the objects of the Memorandum. The approval of the holders of at least 75 percent of the outstanding shares entitled to vote, voting together as a single class, at a meeting called for such purpose is required for us to (i) merge, consolidate or amalgamate with another company, (ii) reorganize or reconstruct us pursuant to a plan sanctioned by the Cayman Islands courts or (iii) sell, lease or exchange all or substantially all of our assets, except in the case of a transaction between us and any entity which we, directly or indirectly, control. In order to merge or amalgamate with another company or to reorganize and reconstruct itself, as a general rule, the relevant plan would need to be approved in accordance with the provisions of the Companies Law by the holders of not less than 75 percent of the votes cast at a general meeting called for such purpose and thereafter sanctioned by the Cayman Islands court. In respect of such a court sanctioned reorganization, while a dissenting shareholder may have the right to express to a Cayman Islands court his view that the transaction sought to be approved would not provide the shareholders with the fair value of their shares, (i) the court ordinarily would not disapprove the transaction on that ground absent other evidence of fraud or bad faith, and (ii) if the transaction were approved and consummated, the dissenting shareholder would have no rights comparable to the appraisal rights (as here defined, rights to receive payment in cash for the judicially determined value of their shares) ordinarily available to dissenting shareholders of Untied States corporations.

  Shareholders' Suits

        There does not appear to be any history of either a class action or a derivative action ever having been brought by shareholders in the Cayman Islands courts. There has, however, until recently been no official law reporting in the Cayman Islands and actions subject to the Confidential Relationships (Preservation) Law of 1976, as amended, are held in closed court. However, in this regard, the Cayman Islands courts ordinarily would be expected to follow English precedent, which would permit a minority shareholder to commence an action against or a derivative action in the name of the corporation only (i) where the act complained of is alleged to be beyond the corporate power of the corporation or illegal, (ii) where the act complained of is alleged to constitute a fraud against the minority perpetrated by those in control of the corporation, (iii) where the act requires approval by a greater percentage of the corporation's shareholders than actually approved it, or (iv) where there is an absolute necessity to waive the general rule that a shareholder may not bring such an action in order that there not be a denial of justice or a violation of the corporation's memorandum of association.

  Indemnification; Exculpation

        Cayman Islands law does not limit the extent to which a company's Articles of Association may provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be indemnified for fraud or willful default.

        Our Articles contain provisions providing for the indemnity by us of an officer, director, consultant, employee or agent of ours for threatened, pending or contemplated actions, suits or proceedings, whether civil, criminal, administrative or investigative (including, without limitation, an action by or the right of the company), brought against such indemnified person by reason of the fact that such person was an officer, director, consultant, employee or agent of ours. In addition, the board of directors may authorize us to purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the provisions of the Articles.

        We also purchase directors and officers liability insurance from third parties for our directors and officers. Our Articles provide that our directors and officers shall have no liability (i) for the acts, receipts, neglects, defaults or omissions of any other such director or officer or agent of ours or (ii) by reason of his having joined in any receipt for money not received by him personally or (iii) for any loss on account of defect of title to any of our property or (iv) on account of the insufficiency of any security in or upon which any money of ours shall be invested or (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his part or (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

  Inspection of Books and Records

        Shareholders of a Cayman Islands company have no general rights to inspect or obtain copies of the list of shareholders or corporate records of a corporation.

Anti-Takeover Effects of Articles of Association

        The Articles contain certain provisions that make more difficult the acquisition of control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with the directors. The directors believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with the directors. The directors would negotiate based upon careful consideration of the proposed terms, such as the price to be paid to shareholders, the form of consideration to be paid and the anticipated tax effects of the transaction. However, these provisions could have the effect of discouraging a prospective acquirer from making a tender offer or otherwise attempting to obtain control of us. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the shares.

        In addition to those provisions of the Articles discussed above, set forth below is a description of other relevant provisions of the Articles. The descriptions are intended as a summary only and are qualified in their entirety by reference to the Articles.

  Shareholder Action by Written Consent

        Cayman law permits shareholders to act by unanimous written consent.

  Availability of Our Ordinary Shares for Future Issuances

        The availability for issue of shares by our directors without further action by shareholders (except as may be required by applicable stock exchange requirements) could be viewed as enabling the directors to make more difficult a change in control of us, including by issuing warrants or rights to acquire shares to discourage or defeat unsolicited share accumulation programs and acquisition proposals and by issuing shares in a private placement or public offering to dilute or deter share ownership of persons seeking to obtain control of us.

  Shareholder Proposals

        The Articles provide that if a shareholder desires to submit a proposal for consideration at an annual general meeting or extraordinary general meeting, or to nominate persons for election as directors, written notice of such shareholder's intent to make such a proposal or nomination must be given and received by our secretary at our principal executive offices not later than (i) with respect to an annual general meeting, 60 days prior to the anniversary date of the immediately preceding annual general meeting and (ii) with respect to an extraordinary general meeting, the close of business on the tenth day following the date on which notice of such meeting is first sent or given to shareholders. The notice must describe the proposal or nomination in sufficient detail for a proposal or nomination to be summarized on the agenda for the meeting and must set forth (i) the name and address of the shareholder, (ii) a representation that the shareholder is a holder of record of our shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination, and (iii) the class and number of our shares which are beneficially owned by the shareholder. In addition, the notice must set forth the reasons for conducting such proposed business at the meeting and any material interest of the shareholder in such business. In the case of a nomination of any person for election as a director, the notice shall set forth: (i) the name and address of any person to be nominated; (ii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, (iii) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act, whether or not we are then subject to such Regulation; and (iv) the consent of each nominee to serve as a director, if so elected. The presiding officer of the annual general meeting or extraordinary general meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure.

        The advance notice requirements regulating shareholder nominations and proposals may have the effect of precluding a contest for the election of directors or the introduction of a shareholder proposal if the procedures summarized above are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal.

DESCRIPTION OF WARRANTS

Presently Outstanding Warrants

        We have 450,000 warrants for the purchase of ordinary shares outstanding as of July 21, 2004. Each of our outstanding warrants are exercisable for one ordinary share at an initial exercise price ranging from $12.92 to $20.79 per share, subject to any adjustments made pursuant to the warrant agreements. Our outstanding warrants will expire on various dates ranging from April 1, 2008 to September 27, 2009. Our outstanding warrants are subject to warrant agreements that contains terms that, other than the exercise price and the expiration date, are similar to the terms of the warrant agreement by which the warrants to be issued under this prospectus will be governed.

Warrants that May be Issued

        We may issue warrants independently or together with preference shares or ordinary shares and may attach warrants to any offered securities. Each class or series of warrants will be issued under a separate warrant agreement to be entered into between our company and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of the material provisions of the warrants is not complete. You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of warrants for the complete terms of the warrant agreement.

        The prospectus supplement relating to a particular issue of warrants to issue ordinary shares or preference shares will describe the terms of the warrants, including the following:

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  the title of the warrants;

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  the offering price for the warrants, if any;

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  the aggregate number of the warrants;

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  the securities or other rights (including rights to receive payments in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices), purchasable upon exercise of such warrants;

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  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

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  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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  the dates on which the right to exercise the warrants shall commence and expire;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  the price at which and the currency or currencies, including composite currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

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  if applicable, a discussion of material U.S. federal income tax considerations;

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  the antidilution provisions of the warrants, if any;

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  the redemption or call provisions, if any, applicable to the warrants; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF ORDINARY SHARE PURCHASE RIGHTS

General

        We may issue ordinary share purchase rights. The ordinary share purchase rights may be issued independently or together with any other security and may or may not be transferable by the purchaser receiving the ordinary share purchase rights. In connection with an ordinary share purchase rights offering to our shareholders, certificates evidencing the ordinary share purchase rights and a prospectus supplement will be distributed to our shareholders on the record date set by us for receiving ordinary share purchase rights.

        The prospectus supplement relating to an ordinary share purchase rights offering will describe the following terms of the ordinary share purchase rights in respect of which this prospectus is being delivered:

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  the exercise price for the ordinary share purchase rights;

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  the number of ordinary share purchase rights issued to each shareholder;

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  the extent to which the ordinary share purchase rights are transferable;

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  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of the ordinary share purchase rights;

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  any other terms of the ordinary share purchase rights, including terms, procedures and limitations relating to the exchange and exercise of the ordinary share purchase rights; the date on which the right to exercise the ordinary share purchase rights shall commence, and the date on which the right shall expire;

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  the extent to which the ordinary share purchase rights includes an over-subscription privilege with respect to unsubscribed securities; and

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  if applicable, the material terms of any standby underwriting arrangement entered into by us in connection with the ordinary share purchase rights offering.

Exercise of the Ordinary Share Purchase Rights

        Holders of ordinary share purchase rights will be entitled to purchase for cash a principal amount of ordinary shares at an exercise price set forth in, or be determinable as set forth in, the prospectus supplement relating to the ordinary share purchase rights offering. The ordinary share purchase rights may be exercised at any time up to the close of business on the expiration date for the ordinary share purchase rights set forth in the prospectus supplement.

        After the close of business on the expiration date, all unexercised ordinary share purchase rights will become void.

        The ordinary share purchase rights may be exercised as set forth in the prospectus supplement relating to the ordinary share purchase rights offering.

        Upon receipt of payment and the ordinary share purchase rights certificate properly completed and duly executed at the corporate trust office of the agent for the ordinary share purchase rights or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares purchasable upon exercise. In the event that not all of the ordinary share purchase rights issued in any ordinary share purchase rights offering are exercised, we may decide to offer any unsubscribed ordinary shares directly to persons other than shareholders, to or through agents, underwriters or dealers or under standby underwriting arrangements or through a combination of these methods, as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

        We may sell the securities to or through underwriters or dealers, directly to other purchasers or through agents. A prospectus supplement will set forth the names of the underwriters, dealers or agents, if any, and any applicable commissions or discounts. In addition, we may from time to time distribute the ordinary share purchase rights and issue ordinary shares directly to purchasers or through agents in connection with the exercise of ordinary share purchase rights. In addition, in connection with any ordinary share purchase rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter will purchase any ordinary shares remaining unsubscribed for after the ordinary share purchase rights offering. We may also offer and sell securities directly to investors, through a specific bidding, auction or other process.

        From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, dealers acting on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, such third parties or their affiliates may issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our ordinary shares. If the applicable prospectus supplement indicates, this prospectus may be used in connection with the offering of such securities.

        The applicable prospectus supplement will set forth the terms of the offering of the securities, including the following:

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  the name or names of any underwriters;

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  the purchase price and the proceeds which we will receive from the sale;

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  any underwriting discounts and other items constituting underwriters' compensation;

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  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchanges on which the securities of a class or series may be listed.

        We will bear all costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus.

        Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by our company to any agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Any underwriter, dealer or agent who participates in the distribution of an offering of securities may be considered by the SEC to be an "underwriter" under the Securities Act. Any discounts or commissions received by an underwriter, dealer or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify any underwriters, dealers and agents against or contribute to any payments the underwriters, dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

        In connection with an offering of securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

        These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

        We may authorize agents or underwriters to solicit offers by eligible institutions to purchase securities from our company at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable prospectus supplement. Agents and underwriters may be customers of, engage in transactions with, or perform services for, our company in the ordinary course of business.

        Each class or series of securities will be a new issue of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

LEGAL MATTERS

        Certain Cayman Islands legal matters, including the validity of the securities offered by this prospectus, will be passed upon for our company by Walkers, Grand Cayman, Cayman Islands. Certain U.S. legal matters will be passed upon for our company by Akin Gump Strauss Hauer & Feld LLP, New York, New York.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, given on the authority of said firm as experts in accounting and auditing.

        Reserves for the San Cristobal project were calculated by Mine Reserves Associates, Inc. All such figures are included herein in reliance upon the authority of that firm as experts in such matters.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the related prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

APEX SILVER MINES LIMITED

378,914 Ordinary Shares

PROSPECTUS SUPPLEMENT

September 15, 2005